                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as Permitted by
[_]  Definitive Proxy Statement              Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            HEWLETT-PACKARD COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

    ------------------------------------
                                          [LOGO OF HEWLETT PACKARD APPEARS HERE]
---- HEWLETT-PACKARD COMPANY
     3000 Hanover Street
     Palo Alto, California 94304

                                          ----------------------------
                                          LEWIS E. PLATT
                                          Chairman, President and
                                          Chief Executive Officer

  To the Shareholders:

  I am pleased to invite you to attend the annual meeting of the shareholders of Hewlett-Packard Company to be held on Tuesday, February 24, 1998 at 2 o'clock in the afternoon at the Flint Center for the Performing Arts located at 21250 Stevens Creek Boulevard, Cupertino, California.

  The agenda for this year's meeting includes a large number of items, each of which is identified and described in the enclosed materials. While all the issues to be considered are significant, I want to point out that your Board of Directors considers its proposal to change the Company's state of incorporation from California to Delaware to be especially important. The proxy statement describes in detail the proposed change in corporate domicile, as well as all other items to be presented to the shareholders at the meeting. I encourage you to read the proxy carefully.

  Please note that for this year's meeting you will be able to vote your shares by telephone. We believe you will find this "vote-by-phone" option to be easy and convenient. The toll-free number and instructions to use the "vote-by-phone" option are included in the proxy card.

  This year we have moved the meeting to an even larger facility in order to try to accommodate all the shareholders who would like to attend. A map showing the location is included in these proxy materials on the inside back cover. In order to facilitate check-in, we will require admission tickets for shareholders who wish to attend the meeting in person. Details on the process for obtaining tickets are included in the following proxy materials. If you are unable to attend the meeting in person, you may listen to meeting highlights using the Internet. Within a few days following the meeting, we will post audio copies of key presentations on the Internet at our investor relations Web site located at http://www.hp.com/go/financials.

  I am delighted you have chosen to invest in Hewlett-Packard Company and hope that, whether or not you plan to attend the annual meeting, you will vote as soon as possible, either by phone or by signing and returning the enclosed proxy card in the envelope provided. Your vote is important. Voting by phone or by written proxy will ensure your representation at the annual meeting if you do not attend in person.

  Sincerely,

  /s/ Lewis E. Platt

================================================================================

                            HEWLETT-PACKARD COMPANY

        3000 HANOVER STREET, PALO ALTO, CALIFORNIA 94304 (415) 857-1501

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS--FEBRUARY 24, 1998

To the Shareholders:

  The annual meeting of the shareholders of Hewlett-Packard Company, a California corporation (the "Company"), will be held, as provided in the Company's By-Laws, on Tuesday, February 24, 1998, at 2 o'clock in the afternoon at the Flint Center for the Performing Arts located at 21250 Stevens Creek Boulevard, Cupertino, California, for the following purposes:

  . To elect a Board of 13 Directors to serve until the next annual meeting and until their successors have been elected and qualified.

  . To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the 1998 fiscal year.

  . To consider a management proposal to change the Company's state of incorporation from California to Delaware.

  . To consider a management proposal to increase the number of authorized shares of Common Stock from 2,400,000,000 to 4,800,000,000 when the change in the Company's state of incorporation, as proposed above, occurs.

  .  To consider a management proposal to adopt the Company's Variable Pay
     Plan.

  . To consider a management proposal to reserve an additional 285,000 shares of the Company's Common Stock for issuance under the VeriFone, Inc. Amended and Restated Employee Stock Purchase Plan.

  . To consider a management proposal to adopt the Company's 1998 Subsidiary Employee Stock Purchase Plan.

  . If properly presented, to consider each of three shareholder proposals, which proposals are opposed by the Board of Directors.

  . To transact such other business as may properly come before the meeting or any adjournment thereof.

  The names and biographies of the nominees for directors are set forth in the enclosed Proxy Statement.

  Only shareholders of record at the close of business on Friday, December 26, 1997 will be entitled to vote at this meeting. IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK THE APPROPRIATE BOX ON THE ENCLOSED PROXY CARD. IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME AND YOU PLAN TO ATTEND THE MEETING, PLEASE SEND A WRITTEN REQUEST FOR AN ADMISSION TICKET, TOGETHER WITH A COPY OF THE VOTING FORM SENT TO YOU BY YOUR BROKER WITH THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OR OTHER EVIDENCE OF YOUR STOCK OWNERSHIP, TO D. CRAIG NORDLUND, SECRETARY, HEWLETT-PACKARD COMPANY, 3000 HANOVER STREET, MS 20 BQ, PALO ALTO, CALIFORNIA 94304. BECAUSE SPACE IS LIMITED, NO MORE THAN TWO TICKETS WILL BE ISSUED TO EACH SHAREHOLDER.

  The meeting will begin promptly at 2 o'clock. In order to avoid disruption, shareholders who arrive after the meeting has begun will not be admitted.

                                          By Order of the Board of Directors

                                          /s/ D. Craig Nordlung


                                          D. Craig Nordlund
                                          Associate General Counsel and
                                          Secretary

Palo Alto, California
January 9, 1998

================================================================================

                                PROXY STATEMENT

                               ----------------

                SOLICITATION OF PROXY, REVOCABILITY AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Hewlett-Packard Company, a California corporation (the "Company" or "HP"), for use at the 1998 annual meeting of shareholders to be held on February 24, 1998. Only shareholders of record on December 26, 1997 will be entitled to vote at that meeting. On December 26, 1997, the Company had approximately 1,041,000,000 shares of Common Stock issued and outstanding.

  The Company's principal executive offices are located at 3000 Hanover Street, Palo Alto, California 94304. The approximate date on which the Proxy Statement and the accompanying proxy are first being sent to shareholders is January [9], 1998.

VOTING

  Each share of Common Stock outstanding on the record date is entitled to one vote. In addition, each shareholder, or his proxy, entitled to vote upon the election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes calculated on the same principle among as many candidates as he thinks fit. Cumulative voting is not permitted unless the candidate or candidates have been nominated prior to the voting and the shareholder has given notice at the meeting prior to the voting of his intention to cast votes on a cumulative basis. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination.

  In the election for directors, the thirteen candidates receiving the highest number of affirmative votes will be elected. Each of the proposals to change the state of incorporation to Delaware and to increase the number of authorized shares of Common Stock require for approval the affirmative vote of a majority of the outstanding shares entitled to vote. All other items to be submitted at the annual meeting for shareholder approval will require for such approval: (i) the affirmative vote of a majority of those shares present and voting, and (ii) the affirmative vote of a majority of the required quorum. The required quorum is a majority of the shares issued and outstanding on the record date. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business. For purposes of determining the number of shares voting on a particular proposal, abstentions are counted as shares voting, whereas broker non-votes are not counted as shares voting. Harris Trust and Savings Bank, the Company's transfer agent, will tabulate the votes.

REVOCABILITY OF PROXIES

  Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company an instrument of revocation or by the presentation at the meeting of a duly executed proxy bearing a later date. It also may be revoked by attendance at the meeting and election to vote in person.

SOLICITATION

  The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The solicitation of proxies will be made by the use of the mails and through direct communication with certain shareholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor. The Company has engaged Georgeson & Company, Inc. ("Georgeson") to solicit proxies and distribute materials to brokerage houses, banks, custodians and other nominee holders. The Company will pay Georgeson $25,000 for these services, plus expenses.

                 INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                            COMMITTEES OF THE BOARD

  COMPENSATION OF DIRECTORS--STANDARD ARRANGEMENTS. Directors who were not otherwise employed by the Company were paid an annual retainer of $45,000 during fiscal 1997. Non-employee directors also receive fees of $1,500 for attendance at each meeting of the Board of Directors, $1,200 for attendance at each meeting of a committee of the Board and, if serving as a committee chairman, an additional $3,000 per year. Directors who are employed by the Company do not receive any fees for attendance at meetings of the Board or its committees. Directors are reimbursed for any expenses attendant to Board membership.

  Prior to February 25, 1997, non-employee directors could elect to receive stock options in place of the annual retainer fee. Effective as of March 1, 1997 and pursuant to the 1997 Director Stock Plan, approved by shareholders at the 1997 annual meeting, non-employee directors must take payment for a minimum of 50% of their annual retainer in either Common Stock of the Company or an option to purchase Common Stock of the Company.

  COMPENSATION OF DIRECTORS--OTHER ARRANGEMENTS. Prior to March 1, 1997, each non-employee director was credited $5,000 per year in deferred compensation under the Company's Independent Director Deferred Compensation Program (the "Independent Director Program"). Under the Independent Director Program, the Company credited the deferred compensation amount to an interest bearing reserve fund for each non-employee director. Effective March 1, 1997, deferred compensation payments were discontinued when the Independent Director Program was terminated. For those independent directors who served the Company prior to the termination of the Independent Director Program, their existing balances continue to be deferred and credited with interest. Upon termination of an independent director's services with the Company, the entire amount then allocated to the reserve fund for such director, including all accrued interest, will be paid in a lump sum to the director, or to a designated beneficiary in the event of a director's death.

  BOARD OF DIRECTORS--During fiscal 1997 there were seven meetings of the Board of Directors.

  AUDIT COMMITTEE--The Company's Audit Committee consists of five non-employee directors: George A. Keyworth II (Chair), Richard A. Hackborn, Walter B. Hewlett, David M. Lawrence and Paul F. Miller, Jr. In addition, Donald E. Petersen served as the committee's chairman until his retirement on February 25, 1997. The Audit Committee met three times in fiscal 1997. The Audit Committee meets independently with the internal auditing staff, with representatives of the Company's independent accountants and with representatives of senior management. The committee reviews the general scope of the Company's accounting, reporting, annual audit and internal audit program, matters relating to internal control systems and the fee charged by the independent accountants. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's independent accountants and for recommending the engagement or discharge of the Company's independent accountants. The committee is also responsible for monitoring the Company's compliance with the principles of the Defense Industry Initiative.

  COMPENSATION COMMITTEE--The Company's Compensation Committee consists of five non-employee directors: Susan P. Orr (Chair), Thomas E. Everhart, John B. Fery, Sam Ginn and David M. Lawrence. In addition, Donald E. Petersen served on the committee for part of fiscal 1997. The committee met five times in fiscal 1997. The committee is responsible for approving and reporting to the Board on the annual compensation for all officers, including salary, stock options, stock appreciation rights and restricted stock, including performance-based restricted stock, and other nonqualified benefits. The committee is also responsible for granting stock awards, stock options, stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans.

  EXECUTIVE COMMITTEE--The Company also has an Executive Committee, which consists of two directors: Lewis E. Platt (Chair) and Robert P. Wayman. Pursuant to the Company's By-Laws, the Executive Committee has all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except those powers that, by law, cannot be delegated by the Board of Directors. The Executive Committee did not hold any meetings during fiscal 1997.

  FINANCE AND INVESTMENT COMMITTEE--The Company's Finance and Investment Committee consists of six directors: Paul F. Miller, Jr. (Chair), Thomas E. Everhart, Jean-Paul G. Gimon, Richard A. Hackborn, David W. Packard and Robert
P. Wayman. The Finance and Investment Committee, which met five times in fiscal 1997, is responsible for the supervision of the investment of all assets held by the Company's Retirement Plan, Deferred Profit-Sharing Plan and other employee benefit funds, for reviewing the investment results of pension plans of the Company's international subsidiaries and for establishing and reviewing policies regarding the investment of general corporate assets, the issuance of debt and the use of derivative investments to manage currency and interest rate exposure.

  ORGANIZATION REVIEW AND NOMINATING COMMITTEE--The Company's Organization Review and Nominating Committee consists of six directors: John B. Fery (Chair), Sam Ginn, Walter B. Hewlett, George A. Keyworth II, David W. Packard and Lewis E. Platt. In addition, Richard A. Hackborn and Donald E. Petersen served on the committee for part of fiscal 1997. The committee met six times in fiscal 1997. The committee is responsible for proposing a slate of directors for election by the shareholders at each annual meeting and for proposing candidates to fill any vacancies on the Board. The committee will consider candidates for Board membership proposed by shareholders who have complied with the procedures described beginning on page . Any shareholder wishing to recommend or nominate a candidate for director must follow such procedures. The Committee is also responsible for approving management succession plans as well as addressing board organizational and governance issues.

  In fiscal 1997, all directors attended at least 75% of the meetings of the Board and all committees of the Board of which they were members.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The directors of the Company are elected annually to serve until the next annual meeting of the shareholders and until their respective successors are elected. All of the nominees have served as directors since the last annual meeting, except for Philip M. Condit, who will stand for election as a director for the first time at this year's annual meeting. Proxies may be voted for 13 directors.

  If a shareholder entitled to vote for the election of directors at a meeting wishes to propose a candidate for consideration by the Organization Review and Nominating Committee as a possible nominee for management's proposed slate of directors, or such shareholder wishes to make a director nomination at a shareholder meeting, then such shareholder must give written notice of his or her intent to make such nomination, either by personal delivery or by United States mail, postage prepaid, to D. Craig Nordlund, Secretary, Hewlett-Packard Company, 3000 Hanover Street, Palo Alto, California 94304, not later than: (i) with respect to the election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to any election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice must set forth:
(a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder, (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission") if such nominee had been nominated, or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director of the Company if elected. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

  Biographical summaries and ages as of December 26, 1997 of individuals nominated by the Board of Directors for election as directors appear on pages through of this Proxy Statement. Data with respect to the number of shares of the Company's Common Stock beneficially owned by all directors who served during any part of fiscal 1997 and board nominees, directly or indirectly, as
of that date, appears on pages   through   of this Proxy Statement.

PHILIP M. CONDIT; AGE 55; CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, THE BOEING COMPANY

  Mr. Condit will stand for election as a director of the Company in February 1998. He has been the Chairman of The Boeing Company since February 1, 1997 and the Chief Executive Officer since April 29, 1996. He served as President of The Boeing Company from August 1992 until becoming Chairman. From 1989 to 1992, he was Executive Vice President of Boeing Commercial Airplane Group and General Manager of its 777 Division. Mr. Condit currently serves as a director of Nordstrom Inc.

THOMAS E. EVERHART; AGE 65; PRESIDENT, CALIFORNIA INSTITUTE OF TECHNOLOGY

  Dr. Everhart was elected a director of the Company in July 1991. He served as President of the California Institute of Technology from 1987 until his retirement in 1997. Dr. Everhart is a director of General Motors Corporation, Saint-Gobain Corporation and Reveo, Inc. He also is a director of the Corporation for National Research Initiatives.

JOHN B. FERY; AGE 67; RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, BOISE CASCADE CORPORATION

  Mr. Fery was elected a director of the Company in 1982. He became Chairman of the Board and Chief Executive Officer of Boise Cascade Corporation in 1978. He retired as Chief Executive Officer of Boise Cascade Corporation in 1994 and as Chairman of the Board in 1995. Mr. Fery currently serves as a director of Albertson's Inc., U.S. Bancorp and The Boeing Company.

JEAN-PAUL G. GIMON; AGE 61; HONORARY GENERAL REPRESENTATIVE IN NORTH AMERICA, CREDIT LYONNAIS S.A.

  Dr. Gimon was elected a director of the Company in 1993. He served as the General Representative in North America with Credit Lyonnais S.A., a major global banking institution based in France, from 1984 until his retirement in 1996. Dr. Gimon is the son-in-law of Company co-founder William R. Hewlett and is a brother-in-law of director Walter B. Hewlett. Dr. Gimon also serves on the Board of Directors of the Belle Haven Land Company.

SAM GINN; AGE 60; CHAIRMAN AND CHIEF EXECUTIVE OFFICER, AIRTOUCH
COMMUNICATIONS

  Mr. Ginn was elected a director of the Company in February 1996. He has been Chairman and Chief Executive Officer of AirTouch Communications (formerly known as PacTel Corporation) since December 1993. He was Chairman and Chief Executive Officer of the Pacific Telesis Group from 1988 until December 1993. Mr. Ginn currently serves as a director of Transamerica Corporation, Chevron Corporation and Safeway Inc.

RICHARD A. HACKBORN; AGE 60; RETIRED EXECUTIVE VICE PRESIDENT, HEWLETT-PACKARD COMPANY

  Mr. Hackborn has been a director of the Company since 1992. He retired as a Company officer in November 1993 after a 33-year career with the Company. He was Executive Vice President, Computer Products Organization from 1990 until his retirement. Mr. Hackborn currently serves as a director of Microsoft Corporation and The William and Flora Hewlett Foundation.

WALTER B. HEWLETT; AGE 53; INDEPENDENT RESEARCHER AND DIRECTOR, CENTER FOR COMPUTER ASSISTED RESEARCH IN THE HUMANITIES

  Mr. Hewlett has been a director of the Company since 1987. He is an independent software developer involved with computer applications in the humanities. In 1994, Mr. Hewlett participated in the formation of Vermont Telephone Company of Springfield, Vermont. He currently serves as Chairman of that company. In 1990, Mr. Hewlett founded Merit Software Corporation, of which he is President and a director. Merit Software develops software for research in the humanities. In 1984, Mr. Hewlett founded the Center for Computer Assisted Research in the Humanities, for which he serves as director. Mr. Hewlett has been a trustee of The William and Flora Hewlett Foundation since its founding in 1966 and currently serves as its Chairman. Mr. Hewlett is the son of Company co-founder William R. Hewlett and is a brother-in-law of director Jean-Paul G. Gimon.

GEORGE A. KEYWORTH II; AGE 58; CHAIRMAN AND SENIOR FELLOW, THE PROGRESS & FREEDOM FOUNDATION

  Dr. Keyworth became a director of the Company in 1986. Prior to assuming his current position with The Progress & Freedom Foundation, a public policy research institute, in 1995, he had been a Distinguished Fellow of the Hudson Institute since 1988. He was Science Advisor to the President and Director of the White House Office of Science and Technology Policy from 1981 through 1985, and prior to that time was Director of the Experimental Physics Division at the Los Alamos Scientific Laboratory. He also served as a member of the President's Commission on Industrial Competitiveness from 1984 to 1985 and the National Commission on Superconductivity from 1989 to 1990. Dr. Keyworth is also a director of Encanto Networks, Inc., NovaWeb Technologies, Inc. and General Atomics. He holds various honorary degrees and is an honorary professor at Fudan University in Shanghai, People's Republic of China.

DAVID M. LAWRENCE, M.D.; AGE 57; CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, KAISER FOUNDATION HEALTH PLAN, INC. AND KAISER FOUNDATION HOSPITALS

  Dr. Lawrence became a director of the Company in 1995. He has been Chairman of the Board since 1992 and Chief Executive Officer since 1991 of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals. He held a number of management positions with those organizations prior to assuming his current positions, including Vice Chairman of the Board and Chief Operating Officer. Dr. Lawrence also is a director of Pacific Gas and Electric Company and Raffles Medical Group.

SUSAN PACKARD ORR; AGE 51; PRESIDENT, TECHNOLOGY RESOURCE ASSISTANCE CENTER

  Ms. Orr became a director of the Company in 1993. Since 1986 she has been President and owner of the Technology Resource Assistance Center, which provides computer consulting and software development services to non-profit organizations. She was formerly an economist at the National Institutes of Health and a senior programmer and project leader in Health Computer Services at the University of Minnesota. Ms. Orr also serves as President and a director of The David and Lucile Packard Foundation and as Vice President and director of The Packard Humanities Institute. She is the sister of director David Woodley Packard.

DAVID WOODLEY PACKARD; AGE 57; PRESIDENT, THE PACKARD HUMANITIES INSTITUTE AND THE STANFORD THEATRE FOUNDATION

  Dr. Packard became a director of the Company in 1987. He also founded The Packard Humanities Institute in that year for the development of technology to support basic research in the humanities. In 1984, Dr. Packard founded the Ibycus Corporation, which sold computer systems specially designed for work with ancient languages. Prior to founding Ibycus, he was a professor of ancient Greek. He also serves on the boards of other non-profit organizations, including The David and Lucile Packard Foundation. Dr. Packard is the brother of director Susan Packard Orr.

LEWIS E. PLATT; AGE 56; CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND CHAIRMAN OF THE EXECUTIVE COMMITTEE, HEWLETT-PACKARD COMPANY

  Mr. Platt has served as a director of the Company, President and Chief Executive Officer since November 1992 and has served as Chairman since September 1993. He was an Executive Vice President from 1987 to 1992. Mr. Platt held a number of management positions in the Company prior to becoming its President, including managing the Computer Systems Organization from 1990 to 1992. He also serves on the Wharton School Board of Overseers and the Cornell University Council.

ROBERT P. WAYMAN; AGE 52; EXECUTIVE VICE PRESIDENT, FINANCE AND ADMINISTRATION AND CHIEF FINANCIAL OFFICER, HEWLETT-PACKARD COMPANY

  Mr. Wayman has served as a director of the Company since December 1993. He has been an Executive Vice President responsible for finance and administration since 1992. He has held a number of financial management positions in the Company and was elected a Vice President and Chief Financial Officer in 1984. He is a director of CNF Transportation, Inc. and Sybase Inc. He also serves as a member of the Kellogg Advisory Board to Northwestern University School of Business and is Chairman of the Private Sector Council.

                 COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The Company is not aware of any person who, on December 26, 1997, was the beneficial owner of 5% or more of the Company's outstanding Common Stock, except for The David and Lucile Packard Trust dated 4/20/87, as amended, William R. Hewlett, Susan P. Orr, David W. Packard, Nancy P. Burnett and Julie Packard. The following table sets forth information concerning such ownership as of December 26, 1997. It begins with ownership of the families of the Company's founders and their related entities: (a) the family of the late Mr. David Packard and its trust and charitable institutions, and (b) Mr. William R. Hewlett, certain members of his family and the family foundation. The table also shows information concerning beneficial ownership by all other directors, by each of the executive officers named in the Summary Compensation Table (the "Named
Officers") beginning on page   (the "Summary Compensation Table") and by all
directors and executive officers as a group.

  The number of shares beneficially owned by each entity, director or executive officer is determined under rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of February 24, 1998 (60 days after the record date of December 26, 1997) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

                                       AMOUNT AND NATURE OF          PERCENT OF
                                      BENEFICIAL OWNERSHIP/(1)(2)/     CLASS
                                      ------------------------------ ----------
FAMILY OF THE LATE DAVID PACKARD AND
 ITS TRUST AND FOUNDATIONS:

THE DAVID AND LUCILE PACKARD TRUST
 DATED 4/20/87, AS AMENDED (THE
 "PACKARD TRUST"), of which the four
 children of Mr. David Packard are
 co-trustees, the first two of whom
 are also directors of the Company:
 Dr. David W. Packard, Ms. Susan P.
 Orr, Ms. Nancy P. Burnett and Ms.
 Julie Packard (the "Packard
 Children")
  P. O. Box 1330
  Los Altos, CA 94023...............  85,174,028                        8.2%

THE DAVID AND LUCILE PACKARD
 FOUNDATION (THE "PACKARD
 FOUNDATION"), of which the Packard
 Children are directors.............  49,340,800                        4.7%

MONTEREY BAY AQUARIUM FOUNDATION
 (THE "AQUARIUM FOUNDATION"), of
 which the Packard Children are
 directors..........................     178,479                          *

 As co-trustees of the Packard Trust
 and as directors of the Packard
 Foundation and the Aquarium
 Foundation, the Packard Children
 share voting and investment power
 with each other over the Packard
 Trust shares and with the other
 directors over the Packard
 Foundation shares and the Aquarium
 Foundation shares. Accordingly, the
 Packard Children are considered
 beneficial owners of these shares,
 but they disclaim any beneficial
 interest in all shares held by the
 Packard Trust, the Packard
 Foundation and the Aquarium
 Foundation because they have no
 economic interest in any of these
 shares.

SUSAN P. ORR, Co-Trustee of the
 Packard Trust, Director of the
 Packard Foundation and the Aquarium                398 Direct
 Foundation and Company director....        2,968,532 Indirect(/3/)       *

DAVID WOODLEY PACKARD, Co-Trustee of
 the Packard Trust, Director of the                                       *
 Packard Foundation and the Aquarium          1,885,088 Direct
 Foundation and Company director....          664,180 Indirect(/4/)

NANCY P. BURNETT, Co-Trustee of the
 Packard Trust and Director of the
 Packard Foundation and the Aquarium          2,404,703 Direct
 Foundation.........................          904,388 Indirect(/5/)       *

                                      AMOUNT AND NATURE OF          PERCENT OF
                                     BENEFICIAL OWNERSHIP(/1/)(/2/)   CLASS
                                     ------------------------------ ----------
JULIE PACKARD, Co-Trustee of the
 Packard Trust and Director of the                                       *
 Packard Foundation and the Aquarium 2,744,927 Direct
 Foundation......................... 560,488 Indirect/(6)/
WILLIAM R. HEWLETT, CERTAIN HEWLETT
 FAMILY MEMBERS AND THEIR RELATED
 CHARITABLE INSTITUTION:
WILLIAM R. HEWLETT, CO-FOUNDER,
 DIRECTOR EMERITUS
 1501 Page Mill Rd.                  63,701,628 Direct                 6.2%
 Palo Alto, CA 94304................ 1,154,370 Indirect/(7)/
THE WILLIAM AND FLORA HEWLETT
 FOUNDATION (THE "HEWLETT
 FOUNDATION"), of which Mr. William
 R. Hewlett, Mr. Walter B. Hewlett,
 son of Mr. Hewlett and a Company
 director, and Ms. Eleanor H. Gimon,
 daughter of Mr. William R. Hewlett
 and the wife of Dr. Jean-Paul G.
 Gimon, a Company director, are
 directors of the Hewlett
 Foundation......................... 5,156,000                           *
 As directors of the Hewlett
 Foundation, Mr. William R. Hewlett,
 Mr. Walter B. Hewlett and Ms.
 Eleanor H. Gimon share voting and
 investment power over these shares
 with the other Hewlett Foundation
 directors and, accordingly, are
 considered beneficial owners of
 these shares, but they disclaim any
 beneficial interest in all shares
 held by the Hewlett Foundation
 because they have no economic
 interest in any of these shares.
WALTER B. HEWLETT, Director of the
 Hewlett Foundation and Company      372,560 Direct                      *
 director........................... 15,710 Indirect/(8)/
JEAN-PAUL G. GIMON, son-in-law of
 William R. Hewlett and Company      200 Direct                          *
 director........................... 1,127,632 Indirect/(9)/

ALL OTHER DIRECTORS AND NAMED
 OFFICERS:

Edward W. Barnholt.................. 158,438 Direct                      *
                                     228,288 Vested Options
                                     3,390 Indirect/(10)/

Richard E. Belluzzo................. 196,002 Direct                      *
                                     108,750 Vested Options

Joel S. Birnbaum.................... 92,356 Direct                       *
                                     130,456 Vested Options

Philip M. Condit.................... [  ]

Thomas E. Everhart.................. 2,400 Direct                        *
                                     4,456 Vested Options

John B. Fery........................ 5,800 Direct                        *
                                     9,164 Vested Options

Sam Ginn............................ 1,796 Direct                        *
                                     636 Vested Options

Richard A. Hackborn................. 10,882 Direct                       *

George A. Keyworth II............... 4,040 Direct                        *
                                     4,000 Indirect/(11)/

David M. Lawrence................... 223 Direct                          *
                                     636 Vested Options

                                       AMOUNT AND NATURE OF          PERCENT OF
                                      BENEFICIAL OWNERSHIP/(1)//(2)/   CLASS
                                      ------------------------------ ----------
Paul F. Miller, Jr. ................  60,000 Direct                       *
                                      19,436 Indirect/(12)/
Donald E. Petersen..................  13,656 Direct                       *
Lewis E. Platt......................  350,724 Direct                      *
                                      817,428 Vested Options
Robert P. Wayman....................  156,140 Direct                      *
                                      398,998 Vested Options
All Directors and Executive Officers
 as a Group (23 persons)............       /(13)//(14)/                   %

--------
*    Represents holdings of less than one percent.
 (1) Except Ms. Susan P. Orr and Dr. David W. Packard, no current director beneficially owns more than 1% of the Company's outstanding shares.
 (2) "Vested Options" are options which may be exercised as of February 24,
     1998.
 (3) Includes 1,176 shares held by Ms. Orr's son, 14,216 shares held by Ms. Orr as custodian for her daughter, 22,000 shares held by her husband, 2,381,632 shares held in the Susan P. Orr Trust, 32,324 shares held in a family trust and 517,184 shares held in trusts for her children, of which trusts she is a trustee. Ms. Orr disclaims any beneficial interest in all of these shares.
 (4) Includes 95,976 shares held by Dr. Packard's wife, 18,696 shares held by Dr. Packard as custodian for his daughter, 517,184 shares held in trust for his children and 32,324 shares held in trust for his family of which trusts he is trustee. Dr. Packard disclaims any beneficial interest in all of these shares.
 (5) Includes 30,424 shares held by Ms. Burnett's spouse, 28,128 shares held by her son, 37,736 shares held by Ms. Burnett as custodian for her children, 32,324 shares held in a trust for her family, and 775,776 shares held in trusts for her children, of which trusts she is trustee.
 (6) Includes 10,980 shares held by Ms. Packard as custodian for her niece and nephews, 32,324 shares held in trust for her family, and 517,184 shares held in trusts for her children of which trusts she is trustee.
 (7) Includes 14,050 shares held by Mr. Hewlett's spouse. Includes 1,140,320 shares held in a trust for Mr. William R. Hewlett's grandchildren, of which trust Mr. Hewlett is a co-trustee. Mr. Hewlett disclaims any beneficial interest in all shares owned by the trust.
 (8) Includes 13,830 shares held by Mr. Walter B. Hewlett as custodian for his children, 600 shares held by his son and 1,280 shares held by his wife. Mr. Hewlett disclaims any beneficial interest in all shares held by him as custodian or by his wife.
 (9) Includes 1,127,632 shares held by Dr. Gimon's wife.
(10) Includes 3,390 shares held by Mr. Barnholt as custodian for his children.
(11) Includes 4,000 shares held by Dr. Keyworth's wife.
(12) Includes 19,436 shares held in Mr. Miller's family limited partnership.
(13) Includes an aggregate of [   ] shares which the directors and executive
     officers have the right to acquire as of February 24, 1998 through the exercise of options.
(14) Includes an aggregate of [8,387,248] shares held by directors and executive officers in fiduciary capacities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended October 31, 1997, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all
Section 16(a) filing requirements. In making this statement, the Company has relied upon the written representations of its directors and officers.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for fiscal year ending October 31, 1997 as well as their compensation for each of fiscal years ending October 31, 1996 and October 31, 1995.

                          SUMMARY COMPENSATION TABLE

                                                                LONG TERM COMPENSATION
                                                            -------------------------------
                                     ANNUAL COMPENSATION                AWARDS               PAYOUTS
                                  ------------------------- ------------------------------- ---------
            (A)              (B)     (C)          (D)              (E)             (F)         (G)        (H)
                                                                               SECURITIES
                                                               RESTRICTED      UNDERLYING     LTIP     ALL OTHER
                                                                  STOCK         OPTIONS/     PAYOUTS  COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR SALARY ($) BONUS ($)/(1)/ AWARD(S) ($)/(2)/ SARS (#)/(3)/ ($)/(4)/    ($)/(5)/
---------------------------  ---- ---------- -------------- ----------------- ------------- --------- ------------
Lewis E. Platt...........    1997 1,700,000     111,435         2,666,314        150,000    2,100,000     6,427
 Chairman, President and     1996 1,637,500     184,121         3,178,520        140,000          --     10,111
  Chief Executive            1995 1,375,000     155,755         2,071,046        160,000          --     17,604
  Officer, Chairman of
  the Executive Committee

Robert P. Wayman.........    1997   968,750      63,550         1,331,586         45,000    1,050,000     6,427
 Executive Vice              1996   843,750      95,097           924,868         40,000          --     10,583
  President, Chief           1995   725,000      82,105           635,288         70,000          --     18,083
  Financial Officer and
  Director

Richard E. Belluzzo......    1997   887,500      58,273         1,589,580         45,000      525,000    78,100
 Executive Vice President    1996   677,500      72,960         1,137,582         40,000          --    104,235
                             1995   517,500      58,612           524,041         50,000          --      6,083

Edward W. Barnholt.......    1997   702,500      46,092         1,063,722         30,000      525,000     6,427
 Executive Vice President    1996   595,000      66,362           735,156         30,000          --      6,083
                             1995   503,750      57,047           523,199         50,000          --      6,083

Joel S. Birnbaum.........    1997   623,750      40,912           537,277         20,000      525,000     6,427
 Senior Vice President       1996   558,750      64,024           379,389         20,000          --      5,991
                             1995   500,000      56,614           424,881         30,000          --      5,070

  (See footnotes on following pages)

                    FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1) The amounts shown in this column reflect payments under the Company's cash profit-sharing plan in which all employees of the Company participate.

(2) The amounts disclosed in this column represent the dollar values of (i) the Company's Common Stock which HP contributed in fiscal 1997, 1996 and 1995 under its Employee Stock Purchase Plan (the "Stock Purchase Plan") as a match for every two shares purchased by the named executive officers, and (ii) for fiscal 1997, 1996 and 1995, performance-based restricted shares of Common Stock which the Company granted to the named executive officers in those years.

    The Stock Purchase Plan is a broad-based plan which is available to all regular full-time or part-time employees after one year of Company service. The matching shares vest two years after the date of the Company's contributions, which occur on a rolling fiscal quarter basis, and are subject to forfeiture during the two-year period in the event of termination or certain other events. The named executive officers receive non-preferential dividends on these restricted shares. Effective February 1, 1998, the Stock Purchase Plan will be available to all employees immediately upon their date of hire.

    In fiscal 1997, 1996 and 1995, the Company granted performance-based restricted stock to the named executive officers in the following amounts and with the following values based upon the grant date closing prices of $52.50, $44.25 and $25.00 per share, respectively (share numbers and per share prices have been adjusted to reflect the two-for-one stock splits which occurred in June 1996 and March 1995): Mr. Platt, 50,000 ($2,625,000), 70,000 shares ($3,097,500) and 80,000 shares ($2,000,000); Mr. Wayman,
    25,000 ($1,312,500), 20,000 shares ($885,000) and 24,000 shares ($600,000);
    Mr. Belluzzo, 30,000 ($1,575,000), 25,000 shares ($1,106,250) and 20,000 shares ($500,000); Mr. Barnholt, 20,000 ($1,050,000), 16,000 shares
    ($708,000) and 20,000 shares ($500,000); and Dr. Birnbaum, 10,000 (525,000),
    8,000 shares ($354,000) and 16,000 shares ($400,000). The restricted stock will vest only to the extent that the Company achieves certain performance goals over a three-year period ending October 31, 1999 and 1998 for restricted stock granted in fiscal 1997 and 1996, respectively. Restricted stock granted in fiscal 1995 vested based on achievement of performance goals for the three-year period ended October 31, 1997. The named officers receive non-preferential dividends on these shares.

    At October 31, 1997, the named executive officers held restricted stock in the following aggregate numbers and values, based on the October 31, 1997 closing price of $61.63 per share: Mr. Platt, 203,325 shares, $12,530,920; Mr. Wayman, 70,692 shares, $4,356,748; Mr. Belluzzo, 176,377 shares, $10,870,115; Mr. Barnholt, 57,157 shares, $3,522,586; and Dr. Birnbaum,
    35,062 shares, $2,160,871.

(3) Option numbers for fiscal 1996 have been restated to reflect the two-for-one stock split which occurred in June 1996. Option numbers for fiscal 1995 have been restated to reflect the two-for-one stock splits which occurred in June 1996 and March 1995.

(4) In fiscal 1997, the Company granted shares of unrestricted stock to the named executive officers in the following amounts and with the following values based upon the grant date closing price of $52.50 per share: Mr. Platt 40,000 shares ($2,100,000); Mr. Wayman, 20,000 shares ($1,050,000);
    Mr. Belluzzo, 10,000 shares ($525,000); Mr. Barnholt, 10,000 shares ($525,000); and Dr. Birnbaum, 10,000 shares ($525,000). These grants were made pursuant to the agreements under which the Compensation Committee in May 1994 granted shares of performance-based restricted stock to each of the above-named executive officers. Under the terms of those agreements, the above-named executives became eligible for additional shares of unrestricted stock because the Company, over the three year period ending October 31, 1996, exceeded stated goals with respect to earnings per share and return on assets.

(5) The amounts disclosed in this column include:

    (a) Company contributions under HP's Tax Saving Capital Accumulation Plan, a defined contribution plan, in fiscal 1997 of $6,333 for each of Mr. Platt, Mr. Wayman, Mr. Belluzzo, Mr. Barnholt and Dr. Birnbaum; in fiscal 1996, of $5,528 for Mr. Platt, $6,000 for each of Mr. Wayman, Mr. Belluzzo and

      Mr. Barnholt and $5,908 for Dr. Birnbaum; and in fiscal 1995, of $5,521 for Mr. Platt and $6,000 for each of Mr. Wayman, Mr. Belluzzo and Mr. Barnholt and $4,987 for Dr. Birnbaum.

  (b) Payment by the Company of $94 in fiscal 1997, $83 in each of fiscal 1996 and 1995, for term life insurance on behalf of each of the named executive officers.

  (c) Aggregate fees for attendance at Board of Directors meetings in fiscal 1996 of $4,500 for each of Mr. Platt and Mr. Wayman, and in fiscal 1995 of $12,000 for each of Mr. Platt and Mr. Wayman. No fees were paid to Mr. Platt or Mr. Wayman for attendance at Board of Directors meetings in fiscal 1997.

                  OPTION/SAR GRANTS IN LAST FISCAL YEAR/(1)/

  The following table provides information on option grants in fiscal 1997 to the named executive officers.

                                                                                          GRANT DATE
                                                INDIVIDUAL GRANTS                           VALUE
                         ---------------------------------------------------------------- ----------
                          NUMBER OF      % OF TOTAL
                          SECURITIES      OPTIONS                                 MARKET    GRANT
                          UNDERLYING     GRANTED TO       EXERCISE               VALUE ON    DATE
                           OPTIONS      EMPLOYEES IN       PRICE      EXPIRATION  GRANT    PRESENT
  NAME                   GRANTED/(2)/ FISCAL YEAR/(3)/ ($/SHARE)/(4)/    DATE      DATE   VALUE/(5)/
  ----                   ------------ ---------------- -------------- ---------- -------- ----------
Lewis E. Platt..........   150,000          1.9%           $52.50     Nov. 2006   $52.50  $2,607,000
Robert P. Wayman........    45,000          0.6%           $52.50     Nov. 2006   $52.50  $  782,100
Richard E. Belluzzo.....    45,000          0.6%           $52.50     Nov. 2006   $52.50  $  782,100
Edward W. Barnholt......    30,000          0.4%           $52.50     Nov. 2006   $52.50  $  521,400
Joel S. Birnbaum........    20,000          0.3%           $52.50     Nov. 2006   $52.50  $  347,600

                        FOOTNOTES TO OPTION GRANT TABLE

(1) No stock appreciation rights were granted to executive officers in fiscal 1997.
(2) The options granted in 1997 are exercisable 25% after the first year from the grant date, 50% after the second year, 75% after the third year, and 100% after the fourth year. Under the terms of the option plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.
(3) The Company granted options representing 7,999,929 shares to employees in fiscal 1997.
(4) The Company may, but need not, permit the payment of applicable withholding taxes due upon exercise of an option by the withholding of shares otherwise issuable upon exercise of the option.
(5) The Company used a modified Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the named executive officers are based on a six-year option term which reflects the Company's experience that its options, on average, are exercised within six years of grant. Other assumptions used for the valuations are: Interest rate of 6.21%; annual dividend yield of 1.0%; and volatility of 30%. The resulting values are reduced by 12% to reflect the Company's experience with forfeitures.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION VALUES/(1)/

  The following table provides information on option exercises in fiscal 1997 by the named executive officers and the values of such officers' unexercised options at October 31, 1997.

                                                                                     VALUE OF UNEXERCISED IN-
                                                NUMBER OF SECURITIES UNDERLYING                THE-
                          NUMBER OF                 UNEXERCISED OPTIONS AT               MONEY OPTIONS AT
                           SHARES                       FISCAL YEAR-END                FISCAL YEAR-END/(2)/
                         ACQUIRED ON   VALUE    ----------------------------------   -------------------------
  NAME                    EXERCISE    REALIZED   EXERCISABLE       UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
  ----                   ----------- ---------- ---------------   ----------------   ----------- -------------
Lewis E. Platt..........   80,000    $3,286,000           469,928            570,000 $21,011,723  $17,576,400
Robert P. Wayman........   70,000    $3,212,750           265,248            205,000 $12,555,971  $ 6,849,800
Richard E. Belluzzo.....   30,000    $1,398,600            65,000            150,000 $ 2,362,450  $ 4,253,700
Edward W. Barnholt......        0    $        0           172,288            116,000 $ 7,956,650  $ 3,369,560
Joel S. Birnbaum........   54,000    $2,905,200            80,956             82,000 $ 3,487,984  $ 2,526,010

Notes:

(1) No stock appreciation rights are held by any of the named executive officers.
(2) The value of unexercised options is based upon the difference between the exercise price and the average of the high and low market prices on October 31, 1997 of $61.47.

                                 PENSION PLANS

    The table that follows shows the estimated annual benefits payable upon retirement to Company employees in the United States under the Company's Deferred Profit-Sharing Plan (the "Deferred Plan") and the Company's Retirement Plan (the "Retirement Plan"), as well as the Company's Excess Benefit Retirement Plan (the "Excess Benefit Plan").

                ESTIMATED ANNUAL RETIREMENT BENEFITS/(1)//(2)/

  HIGHEST
 FIVE-YEAR             15                   20                   25                   30
  AVERAGE           YEARS OF             YEARS OF             YEARS OF             YEARS OF
COMPENSATION        SERVICE              SERVICE              SERVICE               SERVICE
------------        --------             --------             --------             ---------
$  400,000          $87,369              $116,492             $145,615             $ 174,738
   500,000          109,869               146,492              183,115               219,738
   600,000          132,369               176,492              220,615               264,738
   700,000          154,869               206,492              258,115               309,738
   800,000          177,369               236,492              295,615               354,738
   900,000          199,869               266,492              333,115               399,738
 1,000,000          222,369               296,492              370,615               444,738
 1,100,000          244,869               326,492              408,115               489,738
 1,200,000          267,369               356,492              445,615               534,738
 1,300,000          289,869               386,492              483,115               579,738
 1,400,000          312,369               416,492              520,615               624,738
 1,500,000          334,869               446,492              558,115               669,738
 1,600,000          357,369               476,492              595,615               714,738
 1,700,000          379,869               506,492              633,115               759,738
 1,800,000          402,369               536,492              670,615               804,738
 1,900,000          424,869               566,492              708,115               849,738
 2,000,000          447,369               596,492              745,615               894,738
 2,100,000          469,869               626,492              783,115               939,738
 2,200,000          492,369               656,492              820,615               984,738
 2,300,000          514,869               686,492              858,115             1,029,738
 2,400,000          537,369               716,492              895,615             1,074,738
 2,500,000          559,869               746,492              933,115             1,119,738

--------
(1) Amounts exceeding $130,000 would be paid pursuant to the Excess Benefit
    Plan.
(2) Effective November 1, 1997, no more than $160,000 (as adjusted from time to time by the Internal Revenue Service) of cash compensation may be taken into account in calculating benefits payable under the Retirement Plan.

    The compensation covered by the plans whose benefits are summarized in the table above equals base pay. The covered compensation for each of the executive officers named in the Summary Compensation Table is the highest five-year average of the amounts shown in the "Salary" column of that table. Effective November 1, 1997, the compensation covered by the above referenced plans shall be, for any HP officer who participates in the HP Variable Pay Plan, the "total targeted cash compensation" as defined under the HP Variable Pay Plan. For each of these named executive officers, the current compensation covered by the plans is at least 10% less than the aggregate compensation set forth in the Summary Compensation Table.

    Officers named in the Summary Compensation Table have been credited with the following years of service: Mr. Platt, 30 years; Mr. Wayman, 28 years; Mr. Belluzzo, 22 years; Mr. Barnholt, 30 years and Dr. Birnbaum, 17 years.

  Retirement benefits shown are payable at age 65 in the form of a single life annuity to the employee and reflect the maximum offset allowance currently in effect under Section 401(1) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), to compute the offset for such benefits under the plans. For purposes of calculating the benefit, an employee may not be credited with more than 30 years of service.

                      OFFICERS EARLY RETIREMENT PLAN/(1)/

  The following table shows the fully vested estimated annual benefits payable upon retirement to elected HP officers in the United States under the Company's Officers Early Retirement Plan (the "Officers Plan"). Effective for officers elected on or after November 1, 1993, an officer must work five years after election as an officer to be fully vested under the Officers Plan unless the Board approves a shorter period.

                    15             20             25              30              35
   FINAL         YEARS OF       YEARS OF       YEARS OF        YEARS OF        YEARS OF
COMPENSATION     SERVICE        SERVICE         SERVICE         SERVICE         SERVICE
------------     --------       --------       ---------       ---------       ---------
$  400,000       $120,000       $140,000       $ 160,000       $ 180,000       $ 200,000
   500,000        150,000        175,000         200,000         225,000         250,000
   600,000        180,000        210,000         240,000         270,000         300,000
   700,000        210,000        245,000         280,000         315,000         350,000
   800,000        240,000        280,000         320,000         360,000         400,000
   900,000        270,000        315,000         360,000         405,000         450,000
 1,000,000        300,000        350,000         400,000         450,000         500,000
 1,100,000        330,000        385,000         440,000         495,000         550,000
 1,200,000        360,000        420,000         480,000         540,000         600,000
 1,300,000        390,000        455,000         520,000         585,000         650,000
 1,400,000        420,000        490,000         560,000         630,000         700,000
 1,500,000        450,000        525,000         600,000         675,000         750,000
 1,600,000        480,000        560,000         640,000         720,000         800,000
 1,700,000        510,000        595,000         680,000         765,000         850,000
 1,800,000        540,000        630,000         720,000         810,000         900,000
 1,900,000        570,000        665,000         760,000         855,000         950,000
 2,000,000        600,000        700,000         800,000         900,000       1,000,000
 2,100,000        630,000        735,000         840,000         945,000       1,050,000
 2,200,000        660,000        770,000         880,000         990,000       1,100,000
 2,300,000        690,000        805,000         920,000       1,035,000       1,150,000
 2,400,000        720,000        840,000         960,000       1,080,000       1,200,000
 2,500,000        750,000        875,000       1,000,000       1,125,000       1,250,000

--------
(1) Benefits start no earlier than age 60, unless earlier benefits are approved by the Board, and end upon reaching age 65. Annual benefits shown in the table assume retirement at age 60. Benefits which start before age 60 are reduced.

  Under the Officers Plan, officers may retire at age 60, or earlier if approved by the Company's Board of Directors. A retiring officer receives under the Officers Plan a percentage of his annual salary at retirement until age 65, at which time any benefits under the Officers Plan terminate and standard retirement benefits begin. The benefits are not subject to deduction for any offset amounts other than Company-funded disability benefits. The percentage of salary received by an officer retiring before age 65 is based on a formula that includes age, date of election as an officer and years of service as factors.

  The compensation covered by the Officers Plan is the retiring officer's base rate of pay (the "Rate of Pay") averaged over the last four fiscal quarters of active employment with the Company. The Rate of Pay for a retiring officer would equal the rate used to determine the amount in the "Salary" column of the Company's Summary

Compensation Table. Effective November 1, 1997, the compensation covered by the Officers Plan shall be, for any HP officer who participates in the HP Variable Pay Plan, the "total targeted cash compensation" as defined under the HP Variable Pay Plan.

  The estimated credited years of service for each of the named executive officers as of October 31, 1997, are as follows: Mr. Platt, 31 years; Mr. Wayman, 28 years; Mr. Belluzzo, 22 years; Mr. Barnholt, 30 years; and Dr. Birnbaum, 16 years.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the
Performance Graph on page   shall not be incorporated by reference into any
such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act or the Exchange Act.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

COMPENSATION PHILOSOPHY

  The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company. The Company's compensation program for executive officers is based on the same four principles applicable worldwide to compensation decisions for all employees of the Company:

  .  The Company pays competitively.

     The Company is committed to maintaining a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other leading companies and sets its pay parameters based on this review.

  .  The Company pays for sustained performance.

     Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as profitability, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and Company values are fostered.

  .  The Company strives for fairness in the administration of pay.

     The Company strives to compensate a particular individual equitably compared to other executives at similar levels both inside the Company and at comparable companies.

  . The Company believes that employees should understand the performance evaluation and pay administration process.

  The process of assessing the performance is as follows:

  1. At the beginning of the performance cycle, the evaluating manager and the employee set and agree upon objectives and key goals.

  2. The evaluating manager gives the employee ongoing feedback on performance.

  3. At the end of the performance cycle, the manager evaluates the accomplishment of objectives and key goals.

  4. The manager compares the results to the results of peers within the Company.

  5. The evaluating manager communicates the comparative results to the employee.

  6. The comparative results affect decisions on salary and, if applicable, stock incentives.

COMPENSATION VEHICLES

  The Company has had a long and successful history of using a simple total compensation program that consists of cash- and equity-based compensation. Having a compensation program that allows the Company to attract and retain key employees permits it to provide useful products and services to customers, enhance shareholder value, motivate technological innovation, foster teamwork, and adequately reward employees. The vehicles are:

  CASH-BASED COMPENSATION

    Salary

    The Company establishes salary ranges for employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market. The Company surveys approximately fifty companies, 50% of which are in the S&P High Technology Composite Index (the "S&P High Tech Index"). The remaining 50% are other "Fortune 100" companies which are included within the S&P 500 Index. Generally, the Company sets its competitive salary midpoint for an executive officer position at the median level compared to those companies it surveys. The Company then creates a salary range based on this midpoint. The range is designed to place an executive officer above or below the midpoint, according to that officer's overall individual performance. As described above, overall individual performance is measured against the following factors: long-term strategic goals, short-term business goals, profitability, the development of employees and the fostering of teamwork and other Company values. In both setting goals and measuring an executive officer's performance against those goals, the Company takes into account the performance of its competitors and general economic and market conditions. None of the factors included in the Company's strategic and business goals is assigned a specific weight. Instead, the Company recognizes that these factors may change in order to adapt to specific business challenges and to changing economic and marketplace conditions.

    The Company does not have a bonus plan. However, as described on pages of this Proxy Statement, the Company has adopted a Variable Pay Plan beginning fiscal 1998. This plan is applicable to Section 16 Officers only.

    Cash Profit-Sharing

    The Company has a worldwide profit-sharing plan under which it distributes a portion of the Company's profits to all employees, including executive officers, who have been employed continuously for at least six months. The Company believes that all employees share the responsibility of achieving profits. The same profit-sharing percentage applies to each employee worldwide, with the payment determined by applying this percentage to the individual's salary level. The profit sharing percentage is determined using a formula which combines a percentage of the Company's return on assets with a percentage of the Company's revenue growth in order to align profit-sharing with the way the Company measures its own performance.

  EQUITY-BASED COMPENSATION

    Stock Incentive Program

    The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The Company also recognizes that a stock incentive program is a necessary element of a competitive compensation package for its employees. The program utilizes vesting periods to encourage key employees to continue in the employ of the Company and thereby acts as a retention device for key employees. The Company believes that the program encourages employees to maintain a long-term perspective. The Company grants stock options annually to a broad-based group representing approximately fifteen percent of the total employee population.

    In determining the size of an option award for an executive officer, the Compensation Committee's primary considerations are the "grant value" of the award and the performance of the officer measured against the same performance criteria described above under "Cash-based Compensation" which is used to determine salary. To determine the grant value guidelines for option awards, the Company surveys the same group of companies it surveys for salary purposes. The Company compares an option's market value, as determined annually by calculating a two-year rolling average of the Company's stock price, to the cash component of compensation--salary--for a given executive position. Because the Company does not have a bonus plan, it compares salary for an officer of the Company to a combination of salary and bonus for an officer of a competitor. Based upon a survey of the cash and equity components of compensation for comparable positions in the market, the Company then determines what percentage of this competitive compensation it believes should be represented by the value of an option grant. In addition to considering the grant value and the officer's performance, the Compensation Committee also considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. The Compensation Committee does not assign specific weights to these items.

    The Company also periodically grants restricted stock to certain key employees the Company wishes to retain. The Compensation Committee may structure this restricted stock to vest upon the satisfaction of specified performance goals or upon the lapse of certain time periods.

    Stock Ownership Guidelines

    The Compensation Committee has established stock ownership guidelines for members of the Company's top management.

    Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. As described on page of the Proxy Statement, the Company has adopted a Variable Pay Plan. Upon shareholder approval of the Variable Pay Plan, compensation paid pursuant to such plan will qualify as deductible for U.S. federal income tax purposes.

CEO COMPENSATION

  Lewis E. Platt has been President and Chief Executive Office ("CEO") of the Company since November 1, 1992 and Chairman of the Board since September 1993. The Compensation Committee used the same compensation policy described above for all employees to determine Mr. Platt's fiscal 1997 compensation.

  In setting both the cash-based and equity-based elements of Mr. Platt's compensation, the Compensation Committee made an overall assessment of Mr. Platt's leadership in achieving the Company's long-term strategic and business goals.

  BASE SALARY

    Mr. Platt's base salary reflects a consideration of both competitive forces and the Company's performance. The Compensation Committee does not assign specific weights to these categories.

    Competitive Forces

    The Company surveys total cash compensation for chief executive officers at the same group of companies described under "Cash-based Compensation" above. When setting CEO compensation, the Company believes that it is especially relevant to survey additional companies that are not a part of the S&P High Tech Index because of the possibility that a company outside of one industry may recruit a CEO from another industry. Based upon its survey, the Company then determines a median around which it builds a competitive range of compensation for the CEO. As a result of this review, the Compensation Committee concluded that Mr. Platt's base salary was in the low end of the competitive market, and his total direct compensation (including stock incentives) was competitive for CEOs running companies comparable in size and complexity to HP.

    Company Performance

    The Committee considered the Company's financial results as compared to other companies within the high-technology industry, HP's financial performance for fiscal 1996 as compared to fiscal 1995, the Company's progress in the promotion of women and minorities, the fact that since the Company does not have a Chief Operating Officer ("COO"), Mr. Platt assumes additional responsibilities of a COO, and Mr. Platt's salary history, performance ranking and total Compensation history.

    Results

    Through fiscal 1997, Mr. Platt's annual salary was $1,700,000, the amount the Compensation Committee set in January 1996. In January 1997, the Compensation Committee reviewed Mr. Platt's salary. Following a review of the above factors, the Compensation Committee decided to recognize Mr. Platt's performance by placing a greater emphasis on long-term incentive awards, and therefore retained Mr. Platt's base salary at $1,700,000.

  STOCK OPTIONS; PERFORMANCE-BASED RESTRICTED STOCK

    The Company follows the same policy described above for other executive officers, to determine Mr. Platt's stock incentive awards. Stock options and performance based-restricted stock are granted to encourage and facilitate stock ownership by the executive officers and thus strengthen both their personal commitment to the Company and a longer term perspective in their managerial responsibilities. This component of an executive officer's compensation directly links the officers' interest with those of the Company's other shareholders.

    In November 1996, the Compensation Committee granted Mr. Platt an option to purchase 150,000 shares with an exercise price of $52.50 (equal to the fair market value of the Company's Common Stock on the date of grant). In granting the option to Mr. Platt, the Compensation Committee reviewed the grant value guidelines described above under "Equity-based Compensation," evaluated his performance against the performance criteria described above under the "Company Performance" section of "Base Salary" and considered competitive data showing total direct compensation for Mr. Platt and comparable chief executive officers.

    In November 1996, the Compensation Committee also granted Mr. Platt 50,000 shares of performance- based restricted stock. Any entitlement to delivery of shares after the three-year performance period ending October 31, 1999 will depend on whether the Company meets certain goals with respect to earnings per share and return on assets. To the extent the Company exceeds these goals, Mr. Platt will receive additional shares. In determining this award, the Compensation Committee considered Mr. Platt's performance and the size of the proposed grant to Mr. Platt as compared to the size of grants to Mr. Platt's senior staff members. Working within these parameters, the Compensation Committee made an assessment that an award of 50,000 performance-based restricted shares to Mr. Platt was appropriate.

    In November 1996, the Compensation Committee also awarded to Mr. Platt 40,000 shares of unrestricted stock. This was pursuant to the agreement under which the Compensation Committee in May 1994 granted shares of performance-based restricted stock to Mr. Platt. Under the terms of that agreement, Mr. Platt became eligible for additional shares of unrestricted stock because the Company, over the three year period ending October 31, 1996, exceeded stated goals with respect to earnings per share and return on assets.

                                          COMPENSATION COMMITTEE

                                          Susan P. Orr, Chair
                                          Thomas E. Everhart
                                          John B. Fery
                                          Sam Ginn
                                          David M. Lawrence

                               PERFORMANCE GRAPH

  Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                AMONG HEWLETT-PACKARD COMPANY, THE S&P 500 INDEX
                      AND THE S&P TECHNOLOGY SECTOR INDEX


                          [LINE GRAPH APPEARS HERE]



           HEWLETT-PACHARD                      S&P TECHNOLOGY
DATE           COMPANY            S&P 500            SECTOR
---------------------------------------------------------------
10/92          $100                $100              $100
10/93           131                 115               124
10/94           177                 119               151
10/95           338                 151               228
10/96           325                 187               276
10/97           458                 247               403





$100 INVESTED ON 10/31/92 OR INDEX,INCLUDING REINVESTMENT OF DIVIDENDS,FISCAL YEAR ENDING 10/31.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDE PARTICIPATION

  There are no "interlocks" as defined by the Commission, with respect to any director who serves or for any part of fiscal 1997 served as a member of the Compensation Committee. The following non-employee directors currently serve on the Compensation Committee: Susan P. Orr (Chair), Thomas E. Everhart, John
B. Fery, Sam Ginn and David M. Lawrence. In addition, Donald E. Petersen served on the Compensation Committee for part of fiscal 1997.

                         TRANSACTIONS WITH MANAGEMENT

  During fiscal 1997, there were no transactions between the Company and its directors, executive officers or known holders of greater than five percent of the Company's Common Stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a material interest.

                                PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors, upon the recommendation of the Company's current Audit Committee consisting of five non-employee directors, George A. Keyworth II (Chair), Richard A. Hackborn, Walter B. Hewlett, David M. Lawrence and Paul
F. Miller, Jr. has appointed Price Waterhouse LLP as the Company's independent accountants to audit the consolidated financial statements of the Company for the 1998 fiscal year. Price Waterhouse LLP served as the Company's independent accountants for the fiscal year ended October 31, 1997, and during the course of that fiscal year they were also engaged by the Company to provide certain tax and consulting services.

  The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the succeeding year. If the appointment is not ratified, the Board will select other independent accountants. Representatives of Price Waterhouse LLP will be present at the meeting to respond to appropriate questions from the shareholders and will be given the opportunity to make a statement should they desire to do so.

                                PROPOSAL NO. 3

                          REINCORPORATION IN DELAWARE

                                 INTRODUCTION

  For the reasons set forth below, the Board of Directors believes that it is in the best interests of the Company and its shareholders to change the state of incorporation of the Company from California to Delaware (the "Reincorporation Proposal" or the "Proposed Reincorporation"). SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS SECTION OF THE PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS REFERENCED BELOW AND ATTACHED HERETO, BEFORE VOTING ON THE REINCORPORATION PROPOSAL. Throughout the Proxy Statement, the term "HP California" or the "Company" refers to Hewlett-Packard Company, the existing California corporation, and the term "HP Delaware" refers to the new Delaware corporation, a wholly owned subsidiary of HP California, which is the proposed successor to HP California.

  As discussed below, the principal reasons for the proposed reincorporation are the greater flexibility of Delaware corporate law, the substantial body of case law interpreting that law and the increased ability of the Company to attract and retain qualified directors, especially in light of possible continued initiatives in California to limit severely the ability of companies to indemnify directors and officers. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords. The proposed Delaware Certificate of Incorporation and Bylaws are substantially similar to those currently in effect in California, with the exceptions that the ability of shareholders holding 10% of the outstanding stock to call a special meeting and, the supermajority and "fair price" provision set forth in HP California's Articles of Incorporation, will be eliminated. The supermajority and "fair price" provision provides that certain transactions must be approved by the affirmative vote of at least 80% of the then outstanding voting stock. This two provision will not apply, however, if a majority of disinterested directors approve the transaction or if the transaction provides to all shareholders substantially the same consideration for their shares. The Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, and the Board of Directors is not aware of any present attempt by any person to acquire control of the Company, obtain representation on the Board of Directors or take any significant action that would affect the governance of the Company.

  The Reincorporation Proposal will be effected by merging HP California into HP Delaware. Upon completion of the merger, HP California will cease to exist and HP Delaware will continue to operate the business of the Company under its current name, Hewlett-Packard Company.

  Pursuant to the Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit A (the "Merger Agreement"), each outstanding share of HP California Common Stock, par value $1.00 per share, will automatically be converted into one share of HP Delaware Common Stock par value $0.01 per share, upon the effective date of the merger. Each stock certificate representing issued and outstanding shares of HP California Common Stock will continue to represent the same number of shares of Common Stock of HP Delaware. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF HP DELAWARE. However, shareholders may exchange their certificates if they so choose. The Common Stock of HP California is listed for trading on the New York Stock Exchange and, after the merger, HP Delaware's Common Stock will continue to be traded on the New York Stock Exchange without interruption, under the same symbol ("HWP") as the shares of HP California Common Stock are currently traded.

  Under California law, the affirmative vote of a majority of the outstanding shares of Common Stock of HP California is required for approval of the Merger Agreement and the other terms of the Proposed Reincorporation. See "Vote Required for the Reincorporation Proposal." The Proposed Reincorporation has been unanimously approved by the Company's Board of Directors. If approved by the shareholders, it is anticipated that the merger will become effective as soon as practicable (the "Effective Date") following the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date of the Proposed Reincorporation if, in the opinion of the Board of Directors of the Company, circumstances arise which make it inadvisable to proceed under the original terms of the Merger Agreement. Shareholders of HP California will have no dissenters' rights of appraisal with respect to the merger.

  The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of HP Delaware and the Bylaws of HP Delaware, copies of which are attached hereto as Appendices A, B and C, respectively.

  APPROVAL BY SHAREHOLDERS OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE CERTIFICATE OF INCORPORATION AND THE BYLAWS OF HP DELAWARE AND ALL PROVISIONS THEREOF.

VOTE REQUIRED FOR THE REINCORPORATION PROPOSAL

  Approval of the Reincorporation Proposal, which will also constitute approval of (i) the Merger Agreement, the Certificate of Incorporation and the Bylaws of HP Delaware, and (ii) the assumption of HP California's employee benefit plans and stock option and employee stock purchase plans by HP Delaware, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of HP California entitled to vote.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED REINCORPORATION IN DELAWARE. THE EFFECT OF AN ABSTENTION OR A BROKER NON-VOTE IS THE SAME AS THAT OF A VOTE AGAINST THE REINCORPORATION PROPOSAL.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

  As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

  Prominence, Predictability and Flexibility of Delaware Law. For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

  Increased Ability to Attract and Retain Qualified Directors. Both California and Delaware law permit a corporation to include a provision in its certificate of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than California law.

  California Proposition 211 and Its Progeny. In November 1996, Proposition 211 was rejected by the California electorate. Proposition 211 would have severely limited the ability of California companies to indemnify their directors and officers. This initiative was reputedly financed in large part by the California plaintiffs' bar and other special interest groups. While Proposition 211 was defeated, the Company believes it is likely that similar initiatives or legislation containing similar provisions will be proposed in California again in the near future due to continuing efforts by the supporters of Proposition 211. As a result, the Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, to attract new directors and officers and to retain its current directors and officers.

  Well Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors such as under the business judgment rule and other standards. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

NO CHANGE IN THE NAME, BOARD MEMBERS, BUSINESS, MANAGEMENT, EMPLOYEE BENEFIT PLANS OR LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY

  The Reincorporation Proposal will effect only a change in the legal domicile of the Company and certain other changes of a legal nature, which are described in this Proxy Statement. The Proposed Reincorporation will NOT result in any change in the name, business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of effecting the reincorporation) or location of the principal facilities of the Company. The thirteen directors who will be elected at the Annual Meeting of Shareholders will become the directors of HP Delaware. All employee benefit, stock option and employee stock purchase plans of HP California will be assumed and continued by HP Delaware, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of HP Delaware Common Stock, at the same price per share, upon the same terms, and subject to the same conditions. Shareholders should note that approval of the Reincorporation Proposal will also constitute approval of the assumption of these plans by HP Delaware. Other employee benefit arrangements of HP California will also be continued by HP Delaware upon the terms and subject to the conditions currently in effect. As noted above, after the merger the shares of Common Stock of HP Delaware will continue to be traded, without interruption, on the same exchange (the New York Stock Exchange) and under the same symbol ("HWP") as the shares of Common Stock of HP California are currently traded. The Company believes that the Proposed Reincorporation will not affect any of its material contracts with any third parties and that HP California's rights and obligations under such material contractual arrangements will continue and be assumed by HP Delaware.

ANTITAKEOVER IMPLICATIONS

  Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise. The Reincorporation Proposal is NOT being proposed in order to prevent such a change in control and the Board of Directors is not aware of any present attempt to acquire control of the Company or to obtain representation on the Board of Directors.

  In the discharge of its fiduciary obligations to its shareholders, the Board of Directors has evaluated the Company's vulnerability to potential unsolicited bidders. In the course of such evaluation, the Board of Directors of the Company has considered or may consider in the future certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the adoption of a shareholder rights plan, the adoption of a severance plan for its management and key employees which becomes effective upon the occurrence of a change in control of the Company, the establishment of a staggered board of directors, the elimination of cumulative voting, the elimination of the right to remove a director other than for cause and the authorization of preferred stock, the rights and preferences of which may be determined by the Board of Directors. Other than the authorization of preferred stock (which will continue in HP Delaware following the Proposed Reincorporation), none of these measures has been previously adopted by HP California and none is contemplated as part of the Proposed Reincorporation. It should also be noted that elimination of cumulative voting and the establishment of a classified board of directors also can be undertaken under California law in certain circumstances.

  Certain effects of the Reincorporation Proposal may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law, from which HP Delaware does not intend to opt out, restricts certain "business combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless the Board of Directors approves the business combination. See "Significant Differences Between the Corporation Laws of California and Delaware--Stockholder Approval of Certain Business Combinations". For a detailed discussion of all of the changes which will be implemented as part of the Proposed Reincorporation, see "The Charters and Bylaws of HP California and HP Delaware" and "Indemnification and Limitation of Liability" below. For a discussion of these and other differences between the laws of California and Delaware, see "Significant Differences Between the Corporation Laws of California and Delaware" below.

  The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because, among other reasons: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation's stock, without affording all shareholders the opportunity to receive the same economic benefits; and (iv) certain of the Company's contractual arrangements provide that they may not be assigned pursuant to a transaction which results in a "change of control" of the Company without the prior written consent of the licensor or other contracting party.

  By contrast, in a transaction in which a potential acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of the Company's business, technology and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the Company's business not yet reflected in the stock price and equality of treatment of all shareholders.

  Despite the belief of the Board of Directors as to the benefits to shareholders of the Reincorporation Proposal, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation Proposal, shareholders who might wish to participate in an unsolicited tender offer may not have an opportunity to do so. In addition, to the extent that such provisions of Delaware law enable the Board of Directors to resist a takeover or a change in control of the Company, such provisions could make it more difficult to change the existing Board of Directors and management.

THE CHARTERS AND BYLAWS OF HP CALIFORNIA AND HP DELAWARE

  The provisions of the HP Delaware Certificate of Incorporation and Bylaws are similar to those of the HP California Articles of Incorporation and By-laws in almost all respects. The only material differences are the elimination of the supermajority and "fair price" provision and the right of shareholders controlling at least ten percent (10%) of the voting shares to call a special meeting of shareholders. The Company is also separately seeking shareholder approval to increase the number of authorized shares of the Company's Common Stock. See "PROPOSAL No. 4--INCREASE IN THE NUMBER OF AUTHORIZED SHARES" below. However, while the Company has no present intention to do so, HP Delaware could implement certain other changes by amendment of its Certificate of Incorporation or Bylaws. For a discussion of such changes, see "Significant Differences Between the Corporation Laws of California and Delaware." This discussion of the Certificate of Incorporation and Bylaws of HP Delaware is qualified by reference to Appendices Exhibits B and C hereto, respectively.

  The Articles of Incorporation of HP California currently authorize the Company to issue up to 2,400,000,000 shares of Common Stock, and 300,000,000 shares of Preferred Stock. The Certificate of Incorporation of HP Delaware provides that it will have 4,800,000,000 authorized shares of Common Stock, par value $0.01 per share, and 300,000,000 shares of Preferred Stock, par value $0.01 per share. Like HP California's Articles of Incorporation, HP Delaware's Certificate of Incorporation provides that the Board of Directors is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued Preferred Stock.

  Monetary Liability of Directors. The Articles of Incorporation of HP California and the Certificate of Incorporation of HP Delaware both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the law of the respective states. The provision eliminating monetary liability of directors set forth in the HP Delaware Certificate of Incorporation is potentially more expansive than the corresponding provision in the HP California Articles of Incorporation, in that the former incorporates future amendments to Delaware law with respect to the elimination of such liability. For a more detailed explanation of the foregoing, see "Significant Differences Between the Corporation Laws of California and Delaware--Indemnification and Limitation of Liability."

  Cumulative Voting for Directors. The HP Delaware Certificate of Incorporation provides for cumulative voting rights. Under Delaware law, cumulative voting in the election of directors is not mandatory but is a permitted option. Under California law and the Company's By-laws, if any shareholder has given notice of an intention to cumulate votes for the election of directors, any other shareholder of the corporation is also entitled to cumulate his or her votes at such election. Cumulative voting provides that each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. In the absence of cumulative voting, the holders of the majority of the shares present or represented at a meeting in which directors are to be elected would have the power to elect all the directors to be elected at such meeting, and no person could be elected without the support of holders of the majority of shares present or represented at such meeting. Elimination of cumulative voting could make it more difficult for a minority shareholder adverse to a majority of the shareholders to obtain representation on the Company's Board of Directors. California corporations whose stock is listed on a national stock exchange can also eliminate cumulative voting with shareholder approval.

  Power to Call Special Shareholders' Meetings. Under California law and HP California's By-laws, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board, the President, the holders of shares entitled to cast not less than 10% of the votes at such meeting and such additional persons as are authorized by the Articles of Incorporation or the By-laws. Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws. The Bylaws of HP Delaware authorize the Board of Directors, the Chairman of the Board or the President to call a special meeting of stockholders. Therefore, holders of 10% or more of the voting shares of the Company will no longer be able to call a special meeting of stockholders. The Company believes this change is warranted as a prudent corporate governance measure to prevent an inappropriately small number of stockholders from prematurely forcing stockholder consideration of a proposal over the opposition of the Board of Directors by calling a special stockholders' meeting before (i) the time that the Board believes such consideration to be appropriate or (ii) the next annual meeting (provided that the holders meet the notice requirements for consideration of a proposal). Such special meetings would invoke substantial expense and diversion of board and management time which the Company believes to be inappropriate for an enterprise the size of the Company. Aside from the foregoing, no other change is contemplated in the procedures to call for a special stockholders' meeting, although in the future the Board of Directors could amend the Company's Bylaws without stockholder approval.

  Filling Vacancies on the Board of Directors. Under California law, any vacancy on the Board of Directors other than one created by removal of a director may be filled by the Board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the Board only if so authorized by a Corporation's Articles of Incorporation or by a By-law approved by the corporation's shareholders. HP California's Articles of Incorporation and By-laws do not permit directors to fill vacancies created by removal of a director. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the Certificate of Incorporation or Bylaws (or unless the Certificate of Incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). The Bylaws of HP Delaware provide, consistent with the By-laws of HP California, that any vacancy created by the removal of a director by the stockholders of HP Delaware may be filled only by the stockholders. Following the Proposed Reincorporation, the Board of Directors of HP Delaware could, although it has no current intention to do so, amend the Bylaws to provide that directors may fill any vacancy created by removal of directors by the stockholders.

  Nominations of Director Candidates and Introduction of Business at Shareholder Meetings. The Bylaws of HP Delaware include an advance notice procedure similar to that included in the By-laws of HP California with regard to the nomination, other than by or at the direction of the Board or Directors, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting or special meeting of shareholders (the "Business Procedure").

  The Nomination Procedure provides that only persons nominated by or at the direction of the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting will be eligible for election as directors. The Business Procedure provides that at an annual or special meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by or at the direction of the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. In all cases, to be timely, notice must be received by the Company not fewer than 120 days prior to the meeting. Under HP California Bylaws, a business procedure notice is timely if received by the Company not fewer than 90 days prior to the meeting.

  Under the Nomination Procedure, a shareholder's notice to the Company must contain certain information about the nominee, including name, address, the consent to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the shareholder proposing to nominate that person, including name, address, a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and a description of all arrangements or understandings between the shareholder and each nominee. Under the Business Procedure, notice relating to the conduct of business at a meeting other than the nomination of directors must contain certain information about the business and about the shareholder who proposes to bring the business before the meeting. If the chairman or other officer presiding at the meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if he or she determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or business properly made or brought before an annual or special meeting in accordance with the above-described procedures.

  By requiring advance notice of nominations by shareholders, the Nomination Procedure affords the Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform the shareholders about such qualifications. By requiring advance notice of proposed business, the Business Procedure provides the Board with an opportunity to inform shareholders of any business proposed to be conducted at a meeting and the Board's position on any such proposal, enabling shareholders to better determine whether they desire to attend the meeting or grant a proxy to the Board of Directors as to the disposition of such business. Although the HP Delaware Bylaws like the California By-laws do not give the Board any power to approve or disapprove shareholder nominations for the election of directors or any other business desired by shareholders to be conducted at a meeting, the HP Delaware Bylaws, like the California By-laws, may have the effect of precluding a nomination for the election of directors or of precluding any other business at a particular meeting if the proper procedures are not followed. In addition, the procedures may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such business or such attempt might be beneficial to the Company and its shareholders.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND
DELAWARE

  The following provides a summary of the major substantive differences between the Corporation Laws of California and Delaware. It is not an exhaustive description of all differences between the two states' laws.

  STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

  DELAWARE. Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only). The three-year moratorium imposed on business combinations of Section 203 does not apply if (i) prior to the date on which such stockholder becomes an interested stockholder the Board of Directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least eighty-five percent (85%) of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person or entity becomes an interested stockholder, the Board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested stockholder. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, we expect that the Company will not so elect and thus will be governed by Section 203. The Company believes that substantially all Delaware corporations have availed themselves of this statute and have not opted out of Section 203.

  The Company believes that Section 203 will encourage any potential acquirer to negotiate with the Company's Board of Directors. Section 203 also might have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for HP Delaware in which all stockholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to HP Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for HP Delaware's shares over the then-current market price. Section 203 would also discourage certain potential acquirers unwilling to comply with its provisions.

  CALIFORNIA. California law requires that holders of common stock receive common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of the target's common stock or its affiliate unless all of the target company's holders consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection to shareholders against coercive two-tiered bids for a corporation in which the stockholders are not treated equally.

  CLASSIFIED BOARD OF DIRECTORS

  A classified Board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year.

  DELAWARE. Delaware law permits, but does not require, a classified Board of Directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The HP Delaware Certificate of Incorporation and Bylaws do not provide for a classified board, and the adoption of a classified Board of Directors in the future would require shareholder approval.

  CALIFORNIA. Under California law, a corporation generally may provide for a classified board of directors by adopting amendments to its Articles of Incorporation or By-laws, which amendments must be approved by the shareholders.

  REMOVAL OF DIRECTORS

  DELAWARE. Under Delaware law, any director or the entire Board of Directors of a corporation that does not have a classified Board of Directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the director under cumulative voting.

  CALIFORNIA. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire Board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting.

  HP California's Articles of Incorporation do not provide for a classified board of directors but do provide for cumulative voting. The HP Delaware Certificate of Incorporation will also provide for cumulative voting. As a result, after the Proposed Reincorporation, and similar to applicable California law, the Company's directors would not be able to be removed without cause if the number of shares voted against such removal would not be sufficient to elect the director under cumulative voting.

  INDEMNIFICATION AND LIMITATION OF LIABILITY

  California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt charter provisions eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability which are summarized below.

  DELAWARE. The HP Delaware Certificate of Incorporation would eliminate the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently and as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
(c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

  CALIFORNIA. The HP California Articles of Incorporation eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) transactions between the corporation and a director who has a material financial interest in such transaction; and (g) liability for improper distributions, loans or guarantees.

  INDEMNIFICATION COMPARED AND CONTRASTED. California law requires indemnification when the individual has defended successfully the action on the merits while Delaware law requires indemnification whether there has been a successful or unsuccessful defense on the merits or otherwise. Delaware law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue or matter therein, on the merits or otherwise.

  Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

  California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation's Articles of Incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or by-law provisions which make mandatory the permissive indemnification provided by California law. HP California's Articles of Incorporation permit indemnification beyond that expressly mandated by the California Corporations Code and limit director monetary liability to the extent permitted by California law.

  Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, Delaware law does not require authorizing provisions in the Certificate of Incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy.

  INSPECTION OF SHAREHOLDER LIST

  Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent (5%) or more of the corporation's voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have contested the election of directors. Delaware law also provides for inspection rights as to a list of stockholders entitled to vote at a meeting within a ten day period preceding a stockholders' meeting for any purpose germane to the meeting. However, Delaware law contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

  DIVIDENDS AND REPURCHASES OF SHARES

  California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus exist under Delaware law.

  DELAWARE. Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

  CALIFORNIA. Under California law, a corporation may not make any distribution to its shareholders unless either: (i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

  SHAREHOLDER VOTING

  Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers.

  DELAWARE. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its Certificate of Incorporation) if: (a) the merger agreement does not amend the existing Certificate of Incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger and; (c) either no shares of Common Stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of Common Stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of Common Stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

  CALIFORNIA. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% (or five-sixths) of the voting power of the surviving or acquiring corporation or its parent entity.

  APPRAISAL RIGHTS

  Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

  DELAWARE. Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available: (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under certain provisions of Delaware law.

  CALIFORNIA. The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% (or five-sixths) of the voting power of the surviving or acquiring corporation or its parent entity. California law generally affords appraisal rights in sale of asset reorganizations.

  DISSOLUTION

  Under California law, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's Board of Directors, and this right may not be modified by the Articles of Incorporation. Under Delaware law, unless the Board of Directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the Board of Directors may the dissolution be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its Certificate of Incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. HP Delaware's Certificate of Incorporation contains no such supermajority voting requirement.

  INTERESTED DIRECTOR TRANSACTIONS

  Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain minor exceptions, the conditions are similar under California and Delaware law.

  SHAREHOLDER DERIVATIVE SUITS

  California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
CORPORATIONS

  Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) which have significant contacts with California are subject to a number of key provisions of the California General Corporation Law. However, an exemption from Section 2115 is provided for corporations whose shares are listed on a major national securities exchange, such as the New York Stock Exchange. Following the Proposed Reincorporation, the Common Stock of the Company will continue to be traded on the New York Stock Exchange, and accordingly, it is expected that HP Delaware will be exempt from Section 2115.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a discussion of certain federal income tax considerations that may be relevant to holders of HP California Common Stock who receive HP Delaware Common Stock in exchange for their HP California Common Stock as a result of the Proposed Reincorporation. The discussion does not address all of the tax consequences of the Proposed Reincorporation that may be relevant to particular HP California shareholders, such as dealers in securities, or those HP California shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire HP California Common Stock. Furthermore, no foreign, state, or local tax considerations are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

  Subject to the limitations, qualifications and exceptions described herein, and assuming the Proposed Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the following tax consequences generally should result:

  (a) No gain or loss should be recognized by holders of HP California Common Stock upon receipt of HP Delaware Common Stock pursuant to the Proposed Reincorporation;

  (b) The aggregate tax basis of the HP Delaware Common Stock received by each shareholder in the Proposed Reincorporation should be equal to the aggregate tax basis of the HP California Common Stock surrendered in exchange therefor; and

  (c) The holding period of the HP Delaware Common Stock received by each shareholder of HP California should include the period for which such shareholder held the HP California Common Stock surrendered in exchange therefor, provided that such HP California Common Stock was held by the shareholder as a capital asset at the time of the Proposed Reincorporation.

  The Company has not requested a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences of the Proposed Reincorporation under the Code. THE COMPANY WILL, HOWEVER, RECEIVE AN OPINION FROM HP'S GENERAL TAX COUNSEL SUBSTANTIALLY TO THE EFFECT THAT THE PROPOSED REINCORPORATION WILL QUALIFY AS A REORGANIZATION WITHIN THE MEANING OF SECTION 368(A) OF THE CODE (THE "TAX OPINION"). THE TAX OPINION WILL NEITHER BIND THE IRS NOR PRECLUDE IT FROM ASSERTING A CONTRARY POSITION. IN ADDITION, THE TAX OPINION WILL BE SUBJECT TO CERTAIN ASSUMPTIONS AND QUALIFICATIONS AND WILL BE BASED UPON THE TRUTH AND ACCURACY OF REPRESENTATIONS MADE BY HP DELAWARE AND HP CALIFORNIA. OF PARTICULAR IMPORTANCE WILL BE ASSUMPTIONS AND REPRESENTATIONS RELATING TO THE REQUIREMENT (THE "CONTINUITY OF INTEREST" REQUIREMENT) THAT THE SHAREHOLDERS OF HP CALIFORNIA RETAIN, THROUGH OWNERSHIP OF HP DELAWARE STOCK, A SIGNIFICANT EQUITY INTEREST IN HP CALIFORNIA'S BUSINESS AFTER THE PROPOSED REINCORPORATION.

  A successful IRS challenge to the reorganization status of the Proposed Reincorporation (in consequence of a failure to satisfy the "continuity of interest" requirement or otherwise) would result in a shareholder recognizing gain or loss with respect to each share of HP California Common Stock exchanged in the Proposed Reincorporation equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of the Proposed Reincorporation, of the HP Delaware Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the shares of HP Delaware Common Stock received in the exchange would equal their fair market value on such date, and the shareholder's holding period for such shares would not include the period during which the shareholder held HP California Common Stock. Even if the Proposed Reincorporation qualifies as a reorganization under the Code, a shareholder would recognize gain to the extent the shareholder received (actually or constructively) consideration other than HP Delaware Common Stock in exchange for the shareholder's HP California Common Stock.

  State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

  The Company should not recognize gain or loss for federal income tax purposes as a result of the Proposed Reincorporation, and HP Delaware should succeed, without adjustment, to the federal income tax attributes of HP California.

                                PROPOSAL NO. 4

                  INCREASE IN THE NUMBER OF AUTHORIZED SHARES

  The Articles of Incorporation of HP California currently authorize the Company to issue up to 2,400,000,000 shares of Common Stock and 300,000,000 shares of Preferred Stock. The Certificate of Incorporation of HP Delaware authorizes HP Delaware to issue up to 4,800,000,000 shares of Common Stock and 300,000,000 shares of Preferred Stock. The Board of Directors has no immediate plans to issue additional shares of Common Stock for financing or any other purposes, other then the issuance of Common Stock pursuant to the Company's existing stock plans. However, the higher number of authorized shares of Common Stock provided for in the HP Delaware Certificate of Incorporation will provide the Company the certainty and flexibility to undertake various types of transactions, including stock splits (in the form of stock dividends), financings, increases in the shares reserved for issuance pursuant to the stock incentive plans, or other corporate purposes not yet determined.

  As a result of the growth rates experienced by the Company in the last two years, the Board of Directors of HP California has approved two 2-for-1 stock splits: the first effective on March 24, 1995, and the second effective on June 21, 1996. The Board of Directors of HP California has had the flexibility to respond to the growth of the Company's business in approving the stock splits without having to wait for shareholder approval. In particular, under California law, the Board of Directors' approval of each stock split automatically and proportionately increased the Company's authorized stock without requiring shareholder approval. Under Delaware law, however, the Board of Directors cannot split the Company's stock by means of a 100% stock dividend without shareholder approval if there are insufficient authorized shares available.

  In order for the Board of Directors of HP Delaware to respond to growth of the Company's business which may occur in the future with the same flexibility the Company has had as a California corporation, the Company must have a sufficient number of authorized shares to cover appropriate levels of stock dividends. Since there are currently over 1.04 billion issued and outstanding shares of the Company's Common Stock and approximately an additional 133 million reserved for future issuance under the Company's stock incentive plans and employee stock purchase plan, the number of shares of Common Stock currently authorized in HP California's Articles of Incorporation barely would be sufficient to permit the Board of Directors of HP Delaware to approve a 2-for-1 stock split in the form of a 100% stock dividend or certain other types of transactions without first obtaining stockholder approval. Under the proposed Certificate of Incorporation of HP Delaware, the additional shares of Common Stock would be available for issuance without further stockholder action, unless shareholder action is otherwise required by Delaware law or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. Although the Company is not currently contemplating any additional stock split or stock dividend and there can be no assurance that any additional stock split or stock dividend will happen at any particular time in the future or at all, the additional authorized shares in HP Delaware will effectively provide the Board with the same flexibility it had to split the shares of HP California.

  The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required to approve this proposal. If this proposal is not approved by the shareholders but the shareholders approve the Reincorporation Proposal, the Company will reset the authorized shares of Common Stock of HP Delaware to 2,400,000,000, as currently authorized for HP California, and then complete the Proposed Reincorporation. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO SET THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF HP DELAWARE AT 4,800,000,000 IN CONNECTION WITH THE REINCORPORATION PROPOSAL.

                                PROPOSAL NO. 5

                     PROPOSAL TO APPROVE VARIABLE PAY PLAN

  On November 20, 1997 the Compensation Committee of the Board of Directors adopted the Hewlett- Packard Company Variable Pay Plan. At the annual meeting, the Company's shareholders are being asked to approve the Variable Pay Plan solely for the purpose of qualifying compensation paid pursuant to the Plan as deductible for U.S. federal income tax purposes.

                         SUMMARY OF VARIABLE PAY PLAN

GENERAL

  The Variable Pay Plan (the "Plan") permits the Company to designate a portion of the annual cash compensation planned for certain executive officers as variable pay which shall be paid only if performance metrics defined on an annual basis are met. The purposes of the Variable Pay Plan are to link compensation for participating executives to Company performance and to qualify payments made under such Plan as deductible for U.S. federal income tax purposes.

ADMINISTRATION

  The Variable Pay Plan will be administered by the Compensation Committee of the Board of Directors. All questions of interpretation are determined by the Committee and its decisions are final and binding on all participants.

PARTICIPATION

  Only officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934 may be designated to participate in the Plan. Ten of the Company's officers currently are considered Section 16 officers. The Committee determines, in or prior to November of each year, which of such executive officers will participate in the Plan for the fiscal year that begins November
1. Participation is on an annual basis, and participation in one year is not determinative of participation in future years.

PLAN OPERATION

  Under the Plan, the Compensation Committee will establish and approve annual salaries for participants in a manner consistent with setting annual salaries for non-participating officers and other senior managers. The salary established for a Plan participant is considered Targeted Total Cash Compensation ("TTCC") for the year. A participant's variable pay for the year is equal to the greater of (a) 10 percent of TTCC or (b) 100 percent of every dollar of TTCC that exceeds $1 million. At the same time that salaries are established, the Committee establishes performance metrics and objectives for the fiscal year. Actual performance relative to those objectives determines to what extent the targeted variable amount is paid. A table or matrix approved at the time TTCC is set specifies the percentage of the targeted variable amount to be paid to the attainment of the defined performance objectives. A maximum of two times the targeted variable may be paid under any matrix, and a minimum of zero may be paid.

  Following the close of each fiscal year, the Committee shall determine whether the established performance metrics were attained and determine, in accordance with the variable pay schedule, what variable amount shall be paid. Such payment shall be made within three months of the close of the fiscal year. However, the Plan gives the Committee the right to reduce the amount paid based on any individual or Company performance factors deemed relevant by the Committee. The Plan does not permit the Committee to increase such payment above the actual variable amount.

ESTIMATED BENEFITS

  The following table shows the amounts that would have been payable pursuant to the Variable Pay Plan had the Plan been in effect in the fiscal year ended October 31, 1997. It is important to note that the salaries reported for these officers on page 15 would have been reduced by an identical amount. Thus the total annual compensation paid would have been the same.

                               NEW PLAN BENEFITS

     NAME & POSITION                              DOLLAR VALUE     PLAN NAME
     ---------------                              ------------ -----------------
     Lewis E. Platt..............................   $700,000   Variable Pay Plan
      Chairman, President and
       Chief Executive Officer
     Robert P. Wayman............................   $100,000   Variable Pay Plan
      Executive Vice President,
       Chief Financial Officer
     Richard E. Belluzzo.........................   $ 95,000   Variable Pay Plan
      Executive Vice President
     Edward W. Barnholt..........................   $ 73,000   Variable Pay Plan
      Executive Vice President
     Joel S. Birnbaum............................   $ 64,000   Variable Pay Plan
      Senior Vice President
     Other Eligible Executives...................   $229,000   Variable Pay Plan

  Because non-executive directors and non-executive officers are not eligible to participate in the Plan, no values were provided for those groups.

TERMINATION OF EMPLOYMENT

  Participants who terminate employment for any reason, or who retire, or who die or become totally and permanently disabled during any fiscal year will receive prorated payments under the Plan based on the number of whole months of employment completed during the fiscal year. Participants who terminate employment or die after the close of the fiscal year but before the distribution of payments under the Plan will be paid all amounts otherwise payable were the participant still an employee.

FEDERAL INCOME TAX CONSIDERATIONS

  All amounts paid pursuant to the Variable Pay Plan are taxable income to the employee when paid. The Company will be entitled to a federal income tax deduction for amounts paid if the Variable Pay Plan is approved by shareholders and meets the other requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

AMENDMENT AND TERMINATION OF THE PLAN

  The Committee may suspend, discontinue or amend the Plan.

  The foregoing is only a summary of the Variable Pay Plan and is qualified in its entirety by reference to the full text of the Variable Pay Plan, a copy of which is attached hereto as Appendix D.

BOARD RECOMMENDATION

  The Board believes that the Variable Pay Plan benefits shareholders by linking a portion of executive compensation to Company performance and by qualifying amounts paid pursuant to the Plan for a U.S. federal income tax deduction. The Board therefore recommends a vote by the shareholders for approval of the Plan.

                                PROPOSAL NO. 6

                       APPROVAL OF ADDITIONAL SHARES FOR

       VERIFONE, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

  The outstanding offering under the VeriFone, Inc. Amended and Restated Employee Stock Purchase Plan (the "VeriFone Purchase Plan") was assumed pursuant to the merger of VeriFone, Inc. ("VeriFone") where defined, Inc. ("VeriFone") with and into a wholly-owned subsidiary of HP (the "Merger") on June 25, 1997. Because there were insufficient shares remaining in the VeriFone Purchase Plan to cover scheduled purchases under the assumed offering, on July 17, 1997, the Compensation Committee of the HP Board of Directors approved the addition of 285,000 shares of HP Common Stock to the VeriFone Purchase Plan. This share addition was made in order to reserve sufficient shares under the VeriFone Purchase Plan to allow for scheduled sales to VeriFone employees on the purchase dates of July 31, 1997 and January 31, 1998. Immediately following the January 31, 1998 sale of HP Common Stock to VeriFone employees under the VeriFone Purchase Plan, the VeriFone Purchase Plan will terminate. Thereafter, VeriFone employees will be eligible to participate in the Hewlett-Packard Company 1998 Subsidiary Employee Stock Purchase Plan, if such plan is approved by the HP shareholders pursuant to Proposal 7.

  At the annual meeting, the shareholders are being asked to approve the Compensation Committee's reservation of additional shares under the VeriFone Purchase Plan solely for the purpose of qualifying such shares for special tax treatment under Internal Revenue Code Section 423. Some or all of the additional reserved shares under the VeriFone Purchase Plan will be purchased by VeriFone employees whether or not HP shareholder approval of the share addition is obtained.

SUMMARY OF THE VERIFONE PURCHASE PLAN

  General. The purpose of the VeriFone Purchase Plan is to provide employees of VeriFone, Inc. and its designated subsidiaries with an opportunity to purchase HP Common Stock (or, before the Merger, VeriFone, Inc. Common Stock) through payroll deductions.

  Administration. The VeriFone Purchase Plan is administered by the HP Board of Directors (the "Board") or a committee appointed by the Board. All questions of interpretation or application of the VeriFone Purchase Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

  Eligibility. Each employee of VeriFone, Inc. or any VeriFone, Inc. subsidiary designated by the Board ("VeriFone"), whose customary employment with VeriFone is at least twenty (20) hours per week and more than five (5) months in any calendar year, and who has been employed by VeriFone for at least three (3) months as of the date of commencement of an Offering Period (as defined below), is eligible to participate in such Offering Period. However, no employee was eligible to participate in the VeriFone Purchase Plan to the extent that, immediately after the grant, such employee would have owned 5% of either the voting power or value of Verifone's common stock. Moreover, to the extent that an eligible employee's rights to purchase stock under all employee stock purchase plans of VeriFone or, following the Merger, VeriFone and HP accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year, such employee will not be eligible to participate in the VeriFone Purchase Plan. Eligible employees become participants in the VeriFone Purchase Plan by filing with VeriFone a subscription agreement authorizing payroll deductions prior to the beginning of each Offering Period unless a later time for filing the subscription agreement has been set by the Board or its committee. As of December 5, 1997, approximately 2,508 VeriFone, employees are eligible to participate in the VeriFone Purchase Plan.

  Participation in an Offering. The VeriFone Purchase Plan is implemented by offering periods lasting for one (1) year, with an overlapping six (6) month offering period commencing six months into the one-year offering period (an "Offering Period"). The one-year Offering Period relevant to this proposal commenced on

February 1, 1997. Common stock is purchased under the VeriFone Purchase Plan every six (6) months (a "Purchase Period"), unless the participant withdraws or terminates employment earlier. To participate in the VeriFone Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the VeriFone Purchase Plan. Such payroll deductions, may not exceed, for an Offering Period, the lesser of (i) 15% of a participant's compensation, or
(ii) $25,000. At the beginning of each Offering Period, each participant is automatically granted options to purchase shares of common stock. The option expires at the end of the Offering Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. The number of shares that may be purchased by an employee in any Purchase Period may not exceed the lesser of (i) 1,000 shares of common stock or (ii) the number of shares derived by dividing the fair market value of common stock on the first day of the Offering Period into $12,500.

  Purchase Price, Shares Purchased. Shares of common stock may be purchased under the VeriFone Purchase Plan at a price not less than 85% of the lesser of the fair market value of the common stock on (i) the first day of the Offering Period or (ii) the last day of Purchase Period. The number of shares of HP Common Stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Purchase Period by the purchase price.

  Termination of Employment. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of VeriFone for at least 20 hours per week and five months per year, cancels his or her right and participation in the VeriFone Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto.

  Adjustment Upon Change in Capitalization, Change in Control. In the event that HP stock is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of HP effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the VeriFone Purchase Plan, the number and class of shares of stock subject to rights outstanding under the VeriFone Purchase Plan, and the exercise price of any such outstanding rights. Any such adjustment shall be made by the Board, whose determination shall be conclusive.

  Amendment and Termination of the Plan. The Board may at any time terminate or amend the VeriFone Purchase Plan. The VeriFone Purchase Plan will terminate immediately following the purchase of shares on January 31, 1998.

  Withdrawal. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

  New Plan Benefits. HP's named executive officers will not participate in the VeriFone Purchase Plan. It is estimated that 183,456 shares will be purchased by VeriFone employees under the Purchase Periods relevant to this proposal.

  Federal Tax Information for VeriFone Purchase Plan. If HP shareholders approve this proposal, the VeriFone Purchase Plan, and the right of participants to make purchases thereunder, should qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the VeriFone Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the Offering Period and more than one (1) year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or
(ii) an
amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. VeriFone is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

  If HP shareholders do not approve this proposal, rights under the VeriFone Purchase Plan will be taxed in a manner similar to non-statutory stock options. In such event, the difference between the purchase price and the fair market value on the date of purchase will constitute ordinary income to the participant, and VeriFone should receive a corresponding deduction. Upon any subsequent disposition of the shares purchased, any gain or loss would be capital gain or loss, which would be long-term or short-term depending on the length of time the shares were held following their purchase.

  THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND VERIFONE WITH RESPECT TO THE SHARES PURCHASED UNDER THE VERIFONE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF ADDITIONAL SHARES TO THE VERIFONE PURCHASE PLAN.

                                 PROPOSAL NO. 7

                    ADOPTION OF THE HEWLETT-PACKARD COMPANY
                  1998 SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN

  On November 20, 1997, the Compensation Committee of the Board of Directors adopted the Hewlett-Packard Company 1998 Subsidiary Employee Stock Purchase Plan (the "Purchase Plan") and reserved two million five hundred thousand (2,500,000) shares of Common Stock for issuance thereunder, subject to shareholder approval.

  At the annual meeting, shareholders are being asked to approve the Purchase Plan and the reservation of shares thereunder.

SUMMARY OF THE PURCHASE PLAN

  The full text of the Purchase Plan is set forth as Appendix E hereto, and readers are urged to refer to it for a complete description of the proposed Purchase Plan. The summary of the principal features of the Purchase Plan which follows is qualified entirely by such reference.

  General. The purpose of the Purchase Plan is to provide employees of VeriFone and any other HP subsidiaries designated by HP with an opportunity to purchase HP Common Stock ("Common Stock") through payroll deductions.

  Administration. The Purchase Plan may be administered by the Board of Directors (the "Board") or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

  Eligibility. Each employee of VeriFone or any other HP subsidiary designated by the Board (the "Subsidiary"), whose customary employment with the Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year, is eligible to participate in an Offering Period (as defined below); provided, however, that no employee shall be granted a right under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% or more of either the voting power or value of the stock of HP or of any subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of HP, or of any subsidiary accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees become participants in the Purchase Plan by filing with the Subsidiary a subscription agreement authorizing payroll deductions prior to the beginning of each Offering Period unless a later time for filing the subscription agreement has been set by the Board or its committee. As of December 5, 1997, approximately 2,653 VeriFone employees would be eligible to participate in the Purchase Plan.

  Participation in an Offering. The Purchase Plan is implemented by offering periods lasting for two (2) years (an "Offering Period"), with a new Offering Period commencing every six months. The first Offering Period under the Purchase Plan will commence on February 25, 1998 and, therefore, will be slightly less than two years long. Common Stock may be purchased under the Purchase Plan every six (6) months (a "Purchase Period"), unless the participant withdraws or terminates employment earlier. The first Purchase Period under the Purchase Plan will be slightly less than six months long. To the extent the fair market value of the Common Stock on the last business day in any Purchase Period is lower than the fair market value of the Common Stock on the first day of the Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after their purchase of shares and automatically re-enrolled in the next Offering Period. The Board or its committee may change the duration of the Purchase Periods or the length or date of commencement of an Offering Period. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 15% of a participant's compensation; provided, however, that for the first twenty-four days of the first Offering Period under the Purchase Plan, the maximum deduction is 30% of a participant's compensation. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Subsidiary terminates. At the beginning of each Offering Period, each participant is automatically granted rights to purchase shares of the Common Stock. The right expires at the end of the Purchase Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. The number of shares subject to the option may not exceed 1,000 shares of Common Stock on the first day of the Purchase Period.

  Purchase Price, Shares Purchased. Shares of Common Stock may be purchased under the Purchase Plan at a price not less than 85% of the lesser of the fair market value of the HP Common Stock on (i) the first day of the Offering Period or (ii) the last day of Purchase Period. The "fair market value" of the Common Stock on any relevant date will be the mean of the highest and lowest selling prices for the Common Stock as reported on the New York Stock Exchange composite tape. The number of shares of Common Stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Purchase Period by the purchase price.

  Termination of Employment. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Subsidiary for at least 20 hours per week, cancels his or her right and participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

  Adjustment Upon Change in Capitalization, Change in Control. In the event that the Common Stock is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of HP effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Purchase Plan, the number and class of shares of stock subject to rights outstanding under the Purchase Plan, and the exercise price of any such outstanding rights. Any such adjustment shall be made by the Board, whose determination shall be conclusive. Notwithstanding the above, in connection with HP's merger with or acquisition of HP's assets by another corporation, the successor corporation shall assume or substitute outstanding rights under the Purchase Plan. If such rights are not assumed or substituted, then any Offering Periods or Purchase Periods then in progress shall be shortened to a new exercise date and the Board shall notify each participant that his or her right shall be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the Offering Period.

  Amendment and Termination of the Plan. The Board may at any time terminate or amend the Purchase Plan. An Offering Period may be terminated by the Board at the end of any Purchase Period if the Board determines that termination of the Purchase Plan is in the best interests of HP and its shareholders. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting, if such amendment would require shareholder approval in order to comply with Section 423 of the Code. If not terminated earlier by the Board, the Purchase Plan will terminate on February 24, 2008.

  Withdrawal. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

  New Plan Benefits. Because levels of participation, rates of deferral and the eventual purchase price are not presently known, the future benefits to be distributed under the Purchase Plan are not determinable at this time. HP's named executive officers will not participate in the Purchase Plan. In 1997, 182,812 shares were purchased by VeriFone employees under the VeriFone Amended and Restated Employee Stock Purchase Plan.

  The foregoing is only a summary of the Purchase Plan and is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is attached hereto as Appendix E.

  Federal Tax Information for Purchase Plan. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the Offering Period and more than one (1) year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or
(ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Subsidiary is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

  THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE SUBSIDIARY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE PURCHASE
PLAN.

                             SHAREHOLDER PROPOSALS

  From time to time certain shareholders of the Company submit proposals that they believe should be voted upon by the shareholders. The Commission has adopted regulations that govern the inclusion of such proposals in the Company's annual proxy materials. All such proposals must be submitted to the Secretary of the Company no later than September 11, 1998 in order to be considered for inclusion in the Company's 1999 proxy materials.

  This year shareholders have submitted three different proposals, each accompanied by a supporting statement and notice of intention to present the proposal for action at the annual meeting. The name and address of each shareholder submitting a proposal, as well as number of shares of the Company's Common Stock held by such shareholder, will be furnished by the Company, either orally or in writing as requested, promptly upon the receipt of any oral or written request therefor.

                                PROPOSAL NO. 8

              SHAREHOLDER PROPOSAL CONCERNING CONFIDENTIAL VOTING

  RESOLVED, that the shareholders of the Corporation request that the board of directors adopt and implement a policy requiring all proxies, ballots and voting tabulations that identify how shareholders voted be kept confidential, except when disclosure is mandated by law, such disclosure is expressly requested by a shareholder or during a contested election for the board of directors, and that the tabulators and inspectors of election be independent and not the employees of the Corporation.

                             SUPPORTING STATEMENT

  The confidential ballot is fundamental to the American political system. The reason for this protection is to ensure that voters are not subject to actual or perceived coercive pressure. We believe that it is time that this fundamental principle of the confidential ballot be applied to public corporations.

  As of 1996, 29% of the S&P500 companies were using some form of secret ballot. Many excellent companies, such as Coca-Cola Co., Dow Chemical, Eastman Kodak, IBM and Xerox, use confidential voting.

  In 1989, the Investor Responsibility Research Center (IRRC) surveyed 22 companies which had adopted some form of confidential voting system. The survey examined "........... the lessons learned by companies that designed and implemented confidential voting systems.'' The results, reported in Confidential Proxy Voting by Patrick S. McGurn (IRRC, 1989), showed that none of the firms reported any difficulty reaching quorums, meeting supermajority vote requirements, nor found confidentiality voting particularly expensive or difficult to administer.

  It is our belief that all shareholders need the protection of a confidential ballot no less than voters in political elections. While we make no imputation that our company's management has acted coercively, the existence of this possibility is sufficient to justify confidentiality. This is especially important for professional money managers whose business relationships can be jeopardized by their voting position.

  This resolution would permit shareholders to voluntarily disclose their vote to management by expressly requesting such disclosure on their proxy cards. Additionally, shareholders may disclose their vote to any other person they choose. This resolution would merely restrict the ability of the Corporation to have access to the vote of its shareholders without their specific consent.

  Many shareholders believe confidentiality of ownership is ensured when shares are held in street or nominee name. This is not always the case. Management has various means of determining actual (beneficial) ownership. For instance, proxy solicitors have elaborate databases that can match account numbers with the identity of some owners. Moreover, why should shareholders have to transfer their shares to nominees in an attempt to maintain confidentiality? In our opinion, this resolution is the only way to ensure a secret ballot for all shareholders irrespective of how they choose to hold their shares.

  We believe that confidential voting is one of the most basic reforms needed in the proxy voting system and that the system must be free of the possibility of pressure and the appearance of retaliation.

  We hope that you would agree and vote FOR this proposal.

          MANAGEMENT STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

  Your Board of Directors recommends a vote AGAINST the above proposal for the following reasons:

  Confidential voting for public officials is a well-established and important practice in electoral politics. However, there are important differences between electoral politics and the corporate voting process. We feel strongly that these differences make confidential voting in corporate governance a detriment to the Company's success for the following reasons:

  . In politics, elected representatives cast their votes for or against legislative proposals openly, in "full view" of their constituents. That is how their constituents can appraise the performance of these officials. Similarly, in corporate voting, many of those who vote are fund managers who represent the shareholders whose money they manage. Those shareholders should be able to see how their representatives vote.

  . HP works hard to maintain effective lines of communication between the Company and its shareholders. We respond to thousands of letters, faxes, phone calls and e-mail messages from shareholders every year. Secret voting would make it more difficult for the Company to contact shareholders for a wide variety of useful purposes, for example, to assure a quorum at the annual meeting or to quickly correct obvious errors or deficiencies on proxy cards.

  . The proposal is unnecessary because a shareholder can vote secretly right now by registering his or her shares in the name of a broker, bank or other nominee.

  . The proposal as it relates to the use of independent election inspectors is unnecessary because HP has used independent, nonemployee inspectors of election for several years, and we will continue to do so.

  HP has always believed that open communications between shareholders and the Company is the best way to increase mutual understanding. As technologies and markets become more complex, such communications will be even more important to the success of the Company. Secret voting will hinder the growth of such communications and will not contribute to the effective management of the Company in any way. Accordingly, we recommend a vote AGAINST this proposal.

                                PROPOSAL NO. 9

                  SHAREHOLDER PROPOSAL REGARDING ENDORSEMENT
        OF THE CERES PRINCIPLES FOR PUBLIC ENVIRONMENTAL ACCOUNTABILITY

  WHEREAS WE BELIEVE: Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

  Adherence to public standards for environmental performance gives a company greater public credibility than standards created by industry alone. For maximum credibility and usefulness, such standards should specifically meet the concerns of investors and other stakeholders;

  Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. Standardized environmental reports enable investors to compare performance over time. They also attract investment from investors seeking companies which are environmentally responsible and which minimize the risk of environmental liability.

  WHEREAS: The Coalition for Environmentally Responsible Economies (CERES)-- which includes shareholders of this Company; public interest representatives, and environmental experts--consulted with corporations to produce the CERES Principles as comprehensive public standards for both environmental performance and reporting. Scores of companies, including Bank America, Baxter International, Bethlehem Steel, General Motors, H. B. Fuller, ITT Industries, Pennsylvania Power and Light, Polaroid, and Sun [Sunoco], have endorsed these principles to demonstrate their commitment to public environmental accountability and standardized reporting. Fortune-500 endorsers say that the benefits of working with CERES are * public credibility, * direct access to major environmental and shareholder organizations, * leadership in designing the rapidly advancing standardization of environmental disclosure, and * measurable value-added for the company's environmental initiatives;

  A company endorsing the CERES Principles commits to work toward:

  Protection of the biosphere

  Sustainable natural resource use

  Waste reduction and disposal

  Energy conservation

  Risk reduction

  Safe products / services

  Environmental restoration

  Informing the public

  Management commitment

  Audits and reports

  [Materials on the CERES Principles and CERES Report Form are obtainable from CERES, 711 Atlantic Avenue, Boston MA 02110, tel: 617-451-0927, fax: 617-482-
2028].

  CERES is distinguished from other initiatives for corporate environmental responsibility by being (1) a successful model of shareholder relations; (2) a leader in public accountability through standardized environmental reporting; and (3) a catalyst for significant and measurable environmental improvement within firms.

  RESOLVED: Shareholders request the Company to endorse the CERES Principles as a part of its commitment to be publicly accountable for its environmental impact.

                             SUPPORTING STATEMENT

  Many investors support this resolution. Those sponsoring similar resolutions at various companies have portfolios totaling $75 billion. Furthermore, the number of public pension funds and foundations supporting this resolution increases every year. We believe the CERES Principles exceed the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing, and that they also exceed the requirements for ISO 14000.

  Your vote FOR this resolution will encourage both scrutiny of our Company's environmental policies and reports and adherence to goals supported by management and shareholders alike. We believe the CERES Principles will protect both your investment and your environment.

          MANAGEMENT STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

  Your Board of Directors recommends a vote AGAINST the above proposal for the following reasons:

  Since the Company's earliest days, HP has actively implemented its commitment to environmental responsibility. Today, our environmental policies and practices show that we take this responsibility seriously and that we support the general intent of the CERES principles. However, after careful review of these principles, including direct discussions with representatives of CERES, we recommend a vote AGAINST this proposal for the following reasons:

  . HP is subject to a broad array of local, state, federal and international laws and regulations on the environment. The CERES principles do not replace or supersede any of these laws or regulations.

  . CERES is one of many environmental groups with which HP has an ongoing dialogue. Our environmental efforts benefit greatly from input from a range of such groups.

  . HP cannot grant undue influence to individuals or groups who have no major stake in HP's business and/or no governmental legitimacy. Conformity to the requirements of the CERES principles would violate this practice.

  . The principles use vague language, e.g., "generally accepted environmental audit procedures," that would make compliance difficult to measure and costly.

  Environmental protection is a key component of HP's citizenship objective, one of just seven such objectives that have guided our operations since they were first written in 1957. We continue to build a strong record on the environment today. Adoption of the CERES principles would not improve our ability to address our environmental responsibilities. In addition, it would add new data-gathering and reporting requirements that would be very costly in terms of both time and money. Accordingly, we recommend a vote AGAINST this proposal.

                                PROPOSAL NO. 10

          SHAREHOLDER PROPOSAL REGARDING INTERNATIONAL ENVIRONMENTAL STANDARDS FOR ELECTRONICS INDUSTRY SUBCONTRACTORS / SUPPLIERS

  Whereas the electronics industry, the world's fastest growing industry plans to build more than 100 new plants costing $1-$3 billion in the next three years, often in countries, we believe, with lax environmental and occupational health standards;

  Whereas the manufacture of semiconductor chips requires toxic chemicals in large enough quantities to have resulted in groundwater contamination at some plants so severe that many high-tech companies are listed on the EPA's National Priorities (Superfund) list. Manufacturing semiconductor chips requires using, and discharging millions of gallons of water each day and new plants are being built in and areas where water is limited;

  Whereas electronics companies contract out much of their work to hundreds of suppliers, contractors and vendors throughout the world. We believe that the rapid growth rate of the industry encourages subcontracting with companies that have lax environmental and occupational health standards. We believe that Hewlett-Packard Company's policies should include clear definitions of environmental responsibility and occupational health standards, for themselves as well as for their suppliers.

  Resolved: Shareholders request the Board of Directors to report, at reasonable cost and omitting proprietary information, on the company's contract supplier standards and review compliance mechanisms for vendors, subcontractors, suppliers, and buying agents (for all manufacturing and assembly facilities in all countries). This report should be made available to shareholders by August 1998 and to other interested parties upon request.

                             SUPPORTING STATEMENT

  We request that the report:

  1. summarize the current company policies regarding supplier, vendor, and subcontractor standards related to environmental and occupational health responsibilities;

  2. Summarize company environmental assessment policies to ensure comprehensive environmental protection at suppliers, vendors, and subcontractors for all manufacturing and assembling facilities in all countries, including all corporate policies that require adherence to strict international environmental standards;

  3. describe policies to assure full disclosure of toxic chemical reporting to workers and the community for each vendor, supplier and subcontractor;

  4. describe provisions for supplier standards to be translated into the languages of the country, posted prominently at all sites where the company has contracts and available to local communities;

  5. describe procedures or plans to encourage and support suppliers, vendors and subcontractors to raise their standards consistent with points 1-4, (rather than terminate contracts where conduct has been inadequate), including technical assistance, technology transfer, and mentoring to encourage pollution prevention at all stages--from design to disposal-- in the life cycle of production;

  6. describe procedures and plans for internal compliance and external monitoring, with a timeline for implementation, in conjunction with local non-governmental organizations in order to oversee and ensure occupational accountability consistent with points 1-6 above.

          MANAGEMENT STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

  Your Board of Directors recommends a vote AGAINST the above proposal for the following reasons:

  In all of our businesses, HP has had a long-standing commitment to the environment and to the safety of our workers. Today, as HP's business operations have become more dependent upon relationships with suppliers, vendors, subcontractors and other third parties, the situation has become more complex, but HP's commitment to the environment and worker safety remains very much intact. Although the Company believes this proposal to be well intentioned, we recommend a vote AGAINST the proposal for the following reasons:

  . An essential responsibility of HP management is to determine the timing, form and content of any public disclosure. We believe that HP shareholders' interests are best served when this responsibility is retained by the Company rather than transferred to private third parties.

  . The proposal would create time consuming and expensive data gathering and reporting requirements. HP has relationships with tens of thousands of suppliers, vendors, and subcontractors that support one or more HP businesses in over forty countries. The great diversity of relationships that HP has with its suppliers, vendors and subcontractors, when combined with the breadth of the proposal, would require HP to generate very complex and detailed reports.

  . The proposal uses vague and imprecise language that would make compliance difficult to measure and costly. For instance, who would be the arbiter of what constitutes a "policy" or a "standard" or whether HP has sufficiently "summarized" or "described" such "policies" or "standards"?

  HP recognizes the importance of addressing the environmental and worker safety issues raised by its use of suppliers, vendors and subcontractors. Consistent with our business and corporate citizenship objectives, HP continues to look for constructive ways for dealing with these issues. A forced public disclosure of HP's policies and standards may actually harm HP's ability to address these issues constructively as well as create time consuming and expensive data-gathering and reporting requirements. Accordingly, we recommend a vote AGAINST this proposal.

              MATTERS NOT DETERMINED AT THE TIME OF SOLICITATION

  The Board is not aware of any other matters to come before the meeting. If any other matter should come before the meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                          INCORPORATION BY REFERENCE

  The Company's 1997 consolidated financial statements have been omitted and filed separately with the Securities and Exchange Commission.

                                VOTE OF PROXIES

  All shares represented by duly executed proxies will be voted for the election of the nominees named above as directors unless authority to vote for the proposed slate of directors or any individual director has been withheld. If for any unforeseen reason any of such nominees should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate or candidates as may be nominated by the Board of Directors. With respect to proposals 2 through 10, all such shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR proposals 2 through 7 and will be voted AGAINST proposals 8 through 10.

                                          By Order of the Board of Directors


                                          /s/ D. Craig Nordlund


                                          D. Craig Nordlund
                                          Associate General Counsel and
                                           Secretary

Dated: January    , 1998

                                  APPENDIX A

                         AGREEMENT AND PLAN OF MERGER

                          OF HEWLETT-PACKARD COMPANY
                           (A DELAWARE CORPORATION)

                                      AND

                            HEWLETT-PACKARD COMPANY
                          (A CALIFORNIA CORPORATION)

  THIS AGREEMENT AND PLAN OF MERGER dated as of February , 1998 (the "Agreement") is between Hewlett-Packard Company, a Delaware corporation ("Hewlett-Packard Delaware") and Hewlett-Packard Company, a California corporation ("Hewlett-Packard California"). Hewlett-Packard Delaware and Hewlett-Packard California are sometimes referred to herein as the "Constituent Corporations."

                                   RECITALS

  A. Hewlett-Packard Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 5,100,000,000 shares, 4,800,000,000 of which are designated "Common Stock," par value $0.01 per share, and 300,000,000 of which are designated "Preferred Stock," par value $0.01 per share. The Preferred Stock of Hewlett-Packard Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, [1,041,000,000] shares of Common Stock were issued and outstanding, all of which were held by Hewlett-Packard California, and no shares of Preferred Stock were issued and outstanding.

  B. Hewlett-Packard California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 2,700,000,000 shares, 2,400,000,000 of which are designated "Common Stock," par value $1.00 per share, and 300,000,000 of which are designated "Preferred Stock," par value $1.00 per share. The Preferred Stock of Hewlett-Packard California is undesignated as to series, rights, preferences, privileges or
restrictions. As of        , 1998,     shares of Common Stock and no shares of
Preferred Stock were issued and outstanding.

  C. The Board of Directors of Hewlett-Packard California has determined that, for the purpose of effecting the reincorporation of Hewlett-Packard California in the State of Delaware, it is advisable and in the best interests of Hewlett-Packard California and its shareholders that Hewlett-Packard California merge with and into Hewlett-Packard Delaware upon the terms and conditions herein provided.

  D. The respective Boards of Directors of Hewlett-Packard Delaware and Hewlett-Packard California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.

  NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Hewlett- Packard Delaware and Hewlett-Packard California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I. MERGER

  1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Hewlett-Packard California shall be merged with and into

Hewlett-Packard Delaware (the "Merger"), the separate existence of Hewlett-Packard California shall cease and Hewlett-Packard Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. Hewlett-Packard Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation." The name of the Surviving Corporation shall be Hewlett-Packard Company.

  1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

  (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

  (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

  (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

  (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

  The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

  1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Hewlett-Packard California shall cease and Hewlett-Packard Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Hewlett-Packard California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Hewlett-Packard California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Hewlett-Packard Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Hewlett-Packard California in the same manner as if Hewlett-Packard Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                 II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

  2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Hewlett-Packard Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

  2.2 BYLAWS. The Bylaws of Hewlett-Packard Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

  2.3 DIRECTORS AND OFFICERS. The directors and officers of Hewlett-Packard California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                      III. MANNER OF CONVERSION OF STOCK

  3.1 HEWLETT-PACKARD CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of Hewlett-Packard California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

  3.2 HEWLETT-PACKARD CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES.

  (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of Hewlett-Packard California. Each outstanding and unexercised option or other right to purchase or security convertible into Hewlett-Packard California Common Stock shall become an option or right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Hewlett-Packard California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Hewlett-Packard California option, stock purchase right or convertible security at the Effective Date of the Merger. There are no options, purchase rights for or securities convertible into Preferred Stock of Hewlett-Packard California.

  (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Hewlett-Packard California Common Stock so reserved immediately prior to the Effective Date of the Merger.

  3.3 HEWLETT-PACKARD DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, par value $0.01 per share, of Hewlett-Packard Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Hewlett-Packard Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

  3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Hewlett-Packard California Common Stock may, at such stockholder's option, surrender the same
for cancellation to       , as exchange agent (the "Exchange Agent"), and each
such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Hewlett-Packard California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Hewlett-Packard California Common Stock were converted in the Merger.

  The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

  Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Hewlett-Packard California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

  If any certificate for shares of Hewlett-Packard Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to Hewlett-Packard Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Hewlett-Packard Delaware that such tax has been paid or is not payable.

                                  IV. GENERAL

  4.1 COVENANTS OF HEWLETT-PACKARD DELAWARE. Hewlett-Packard Delaware covenants and agrees that it will, on or before the Effective Date of the
Merger:

  (a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

  (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by Hewlett-Packard Delaware of all of the franchise tax liabilities of Hewlett-Packard California; and

  (c) take such other actions as may be required by the California General Corporation Law.

  4.2 FURTHER ASSURANCES. From time to time, as and when required by Hewlett-Packard Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Hewlett-Packard California such deeds and other instruments, and there shall be taken or caused to be taken by Hewlett-Packard Delaware and Hewlett- Packard California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Hewlett-Packard Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Hewlett-Packard California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Hewlett-Packard Delaware are fully authorized in the name and on behalf of Hewlett-Packard California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

  4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Hewlett-Packard California or of Hewlett-Packard Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Hewlett-Packard California or by the sole stockholder of Hewlett-Packard Delaware, or by both.

  4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or
(c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

  4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

  4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 3000 Hanover Street, Palo Alto, California 94304 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

  4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

  4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Hewlett-Packard Company, a Delaware corporation, and Hewlett-Packard Company, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                          Hewlett-Packard Company
                                          a Delaware corporation

                                          By: _________________________________
                                            LEWIS E. PLATT
                                            Chairman, President and Chief
                                            Executive Officer

ATTEST:

_____________________________________
D. CRAIG NORDLUND
Secretary

                                          Hewlett-Packard Company
                                          a California corporation

                                          By: _________________________________
                                            LEWIS E. PLATT
                                            Chairman, President and Chief
                                             Executive Officer

ATTEST:

_____________________________________
D. CRAIG NORDLUND
Secretary

                                  APPENDIX B

                         CERTIFICATE OF INCORPORATION

                                      OF

                            HEWLETT-PACKARD COMPANY

                                   ARTICLE I

  The name of this corporation is Hewlett-Packard Company (the "Corporation").

                                  ARTICLE II

  The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

  The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock, par value $0.01 per share ("Preferred"), and Common Stock, par value $0.01 per share ("Common"). The total number of shares of Common that the Corporation shall have authority to issue is 4,800,000,000. The total number of shares of Preferred that the Corporation shall have authority to issue is 300,000,000. The Preferred Stock may be issued from time to time in one or more series.

  The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common if at any time the number of Common shares remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred.

  The Board of Directors is hereby authorized, subject to limitations prescribed by law and the provisions of this Article IV, by resolution to provide for the issuance of the shares of Preferred in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof.

  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

    A. The number of shares constituting that series (including an increase or decrease in the number of shares of any such series (but not below the number of shares in any such series then outstanding)) and the distinctive designation of that series;

    B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

    C. Whether that series shall have the voting rights (including multiple or fractional votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

    D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

    E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

    F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and the amount of such sinking funds;

    G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

    H. Any other relative rights, preferences and limitations of that series.

  No holders of shares of the corporation of any class, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for, purchase or receive any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the corporation, except in the case of any shares of Preferred Stock to which such rights are specifically granted by any resolution or resolutions of the Board of Directors adopted pursuant to this Article IV.

                                   ARTICLE V

  The Corporation is to have perpetual existence.

                                  ARTICLE VI

  For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

    A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors of this Corporation shall not be less than eleven (11) nor more than twenty-one (21). The exact number of directors shall be fixed and may be changed from time to time, within the limits specified above, by an amendment to the Bylaws duly adopted by the stockholders or by the Board of Directors

    B. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

    C. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

    D. Advance notice of stockholder nomination for the election of directors and of any other business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

    E. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

                                  ARTICLE VII

  At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to cumulative voting rights as to the directors to be elected by each class or series in accordance with the provisions of Section 214 of the General Corporation Law of the State of Delaware.

                                 ARTICLE VIII

  The name and mailing address of the incorporator are as follows:

    Marie Oh Huber
    Hewlett-Packard Company
    Corporate Legal Department
    3000 Hanover Street
    Palo Alto, California 94304-1185

                                  ARTICLE IX

  The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

                                   ARTICLE X

  A. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

  B. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

  C. Neither any amendment nor repeal of this Article X, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X, with respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                  ARTICLE XI

  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

  IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is her act and deed and that the facts stated herein are true.

                                          _____________________________________
                                          MARIE OH HUBER
                                          Incorporator

Dated: December  , 1997

                                  APPENDIX C

                                    BYLAWS

                                      OF

                            HEWLETT-PACKARD COMPANY
                           (A DELAWARE CORPORATION)

                                   ARTICLE I

                               CORPORATE OFFICES

  1.1 REGISTERED OFFICE. The registered office of the corporation shall be fixed in the Certificate of Incorporation of the corporation.

  1.2 OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

  2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

  2.2 ANNUAL MEETING.

  (a) The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected, and any other proper business may be transacted.

  (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the

     "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

  (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 2.2. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 2.2. At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrants, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

  2.3 SPECIAL MEETING. A special meeting of the stockholders may be called at any time by the board of directors, the chairman of the board, the vice chairman of the board, the chairman of the executive committee, or the president, but such special meetings may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

  2.4 ORGANIZATION. Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his or her absence by the vice chairman of the board, if any, or in his or her absence by the chairman of the executive committee, if any, or in his or her absence by the president, if any, or in his or her absence by an executive vice president, if any, or in his her absence by a senior vice president, if any, or in his or her absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat. The secretary or in his or her absence an assistant secretary or in the absence of the secretary and all assistant secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

  The board of directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot, unless, and to the extent, determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

  2.5 NOTICE OF STOCKHOLDERS' MEETINGS. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

  2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Written notice of any meeting of stockholders shall be given either personally or by mail or by telegraphic or other means of written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice or report. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

  An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.

  2.7 QUORUM. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders by the vote of the holders of a majority of the stock, present in person or represented by proxy shall have power to adjourn the meeting in accordance with Section 2.8 of these Bylaws.

  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a vote of a greater number or voting by classes is required, in which case such express provision shall govern and control the decision of the question.

  If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

  2.8 ADJOURNED MEETING; NOTICE. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the voting power of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.7 of these Bylaws.

  When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.5 and 2.6 of these Bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

  2.9 VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgers and joint owners, and to voting trusts and other voting agreements).

  Except as may be otherwise provided in the Certificate of Incorporation, by these Bylaws or required by law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

  Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

  2.10 VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy.

  Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

  2.11 ACTION BY WRITTEN CONSENT. Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as dividend or upon liquidation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

  2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS. For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by applicable law.

  If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

  The record date for any other purpose shall be as provided in Section 8.1 of these Bylaws.

  2.13 PROXIES. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy, whether in the form of a telegram, cablegram, or other means of electronic transmission, signed by the person and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the secretary of the corporation.

  A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

  2.14 INSPECTORS OF ELECTION. Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one
(1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

  Such inspectors shall:

  (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

  (b) receive votes, ballots or consents;

  (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

  (d) count and tabulate all votes or consents;

  (e) determine when the polls shall close;

  (f) determine the result; and

  (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

  The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

                                  ARTICLE III

                                   DIRECTORS

  3.1 POWERS. Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

  3.2 NUMBER AND TERM OF OFFICE. The authorized number of directors shall be not less than eleven (11) nor more than twenty-one (21). Within such limits, the exact number of directors shall be thirteen (13). An indefinite number of directors may be fixed, or the definite number of directors may be changed, by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this bylaw duly adopted by the stockholders or board of directors.

  No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

  3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS. Except as provided in Section
3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

  Directors need not be stockholders unless so required by the Certificate of Incorporation or by these Bylaws; wherein other qualifications for directors may be prescribed.

  3.4 RESIGNATION AND VACANCIES. Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

  Unless otherwise provided in the Certificate of Incorporation or by these Bylaws, vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the voting power of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

  Unless otherwise provided in the Certificate of Incorporation or these
Bylaws:

  (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

  (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

  If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

  If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the then outstanding shares having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

  3.5 REMOVAL. Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, if and so long as stockholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

  3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board of directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

  Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

  3.7 REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.

  3.8 SPECIAL MEETINGS; NOTICE. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the vice chairman of the board, the president, the chairman of the executive committee, any vice president or the secretary or by any two (2) or more of the directors.

  Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by mail, telecopy, telegram or other electronic or wireless means, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation or if the address is not readily ascertainable, notice shall be addressed to the director at the city or place in which the meetings of directors are regularly held. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telecopy, telegram or other electronic or wireless means, it shall be delivered personally or by telephone or other electronic or wireless means or to the telegraph company at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. If the meeting is to be held at the principal executive office of the corporation, the notice need not specify the place of the meeting. Moreover, a notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

  3.9 QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to fill vacancies in the board of directors as provided in Section 3.4 and to adjourn as provided in Section 3.11 of these Bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the Certificate of Incorporation and applicable law.

  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

  3.10 WAIVER OF NOTICE. Notice of a meeting need not be given to any director
(i)who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. The transactions of any meeting of the board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice. All such waivers shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

  3.11 ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

  3.12 NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given if announced unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.8 of these Bylaws, to the directors who were not present at the time of the adjournment.

  3.13 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board of directors individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

  3.14 ORGANIZATION. Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his or her absence by the vice chairman of the board, if any, or in his or her absence by the chairman of the executive committee, if any, or in his or her absence by the president, if any, or in his or her absence by the executive vice president. In the absence of all such directors, a president pro tem chosen by a majority of the directors present shall preside at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

  3.15 FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.15 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

                                  ARTICLE IV

                                  COMMITTEES

  4.1 COMMITTEES OF DIRECTORS. The board of directors may designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors. The board of directors may designate one
(1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, but no such committee shall have the power or authority to (i) approve or adopt or recommend to the stockholders any action or matter that requires the approval of the stockholders or (ii) adopt, amend or repeal any Bylaw of the corporation.

  4.2 MEETINGS AND ACTION OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of
Article III of these Bylaws, Section 3.6 (place of meetings), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section
3.12 (notice of adjournment), and Section 3.13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

  4.3 EXECUTIVE COMMITTEE. In the event that the board of directors appoints an executive committee, such executive committee, in all cases in which specific directions to the contrary shall not have been given by the board of directors, shall have and may exercise, during the intervals between the meetings of the board of directors, all the powers and authority of the board of directors in the management of the business and affairs of the corporation (except as provided in Section 4.1 hereof) in such manner as the executive committee may deem in the best interests of the corporation.

                                   ARTICLE V

                                   OFFICERS

  5.1 OFFICERS. The officers of this corporation shall consist of a president, one or more vice presidents, a secretary and a chief financial officer who shall be including but not limited to a chairman of the board, a vice chairman of the board, a chairman of the executive committee and a treasurer as the board of directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the board of directors may prescribe. Any two or more of such offices may be held by the same person. The board of directors may designate one or more vice presidents as executive vice presidents or senior vice presidents. Either the chairman of the board, the vice chairman of the board, the chairman of the executive committee, or the president, as the board of directors may designate from time to time, shall be the chief executive officer of the corporation. The board of directors may from time to time designate the president or any executive vice president as the chief operating officer of the corporation. Any vice president, treasurer or assistant treasurer, or assistant secretary respectively may exercise any of the powers of the president, the chief financial officer, or the secretary, respectively, as directed by the board of directors and shall perform such other duties as are imposed upon such officer by the Bylaws or the board of directors.

  5.2 ELECTION OF OFFICERS. In addition to officers elected by the board of directors in accordance with Sections 5.1 and 5.3, the corporation may have one or more appointed vice presidents. Such vice presidents may be appointed by the chairman of the board or the president and shall have such duties as may be established by the chairman or president. Vice presidents appointed pursuant to this Section
5.2 may be removed in accordance with Section 5.4.

  5.3 TERMS OF OFFICE AND COMPENSATION. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the board of directors and may be altered by said board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

  5.4 REMOVAL; RESIGNATION OF OFFICERS AND VACANCIES. Any officer of the corporation may be removed at the pleasure of the board of directors at any meeting or by vote of stockholders entitled to exercise the majority of voting power of the corporation at any meeting or at the pleasure of any officer who may be granted such power by a resolution of the board of directors. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the board of directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

  5.5 CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall have general supervision, direction and control of the corporation's business and its officers, and, if present, preside at meetings of the stockholders and the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these Bylaws. The chairman of the board shall report to the board of directors.

  5.6 VICE CHAIRMAN OF THE BOARD. The vice chairman of the board of directors, if there shall be one, shall, in the case of the absence, disability or death of the chairman, exercise all the powers and perform all the duties of the chairman of the board. The vice chairman shall have such other powers and perform such other duties as may be granted or prescribed by the board of directors.

  5.7 CHAIRMAN OF EXECUTIVE COMMITTEE. The chairman of the executive committee, if there be one, shall have the power to call meetings of the stockholders and also of the board of directors to be held subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the chairman of the executive committee shall deem proper. The chairman of the executive committee shall have such other powers and be subject to such other duties as the board of directors may from time to time prescribe.

  5.8 PRESIDENT. The powers and duties of the president are:

  (a) To call meetings of the stockholders and also of the board of directors to be held, subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the president shall deem proper.

  (b) To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the board of directors or which, in the judgment of the president, should be executed on behalf of the corporation, and to sign certificates for shares of stock of the corporation.

  (c) To have such other powers and be subject to such other duties as the board of directors may from time to time prescribe.

  5.9 VICE PRESIDENTS. In case of the absence, disability or death of the president, the elected vice president, or one of the elected vice presidents, shall exercise all the powers and perform all the duties of the president. If there is more than one elected vice president, the order in which the elected vice presidents shall succeed to the powers and duties of the president shall be as fixed by the board of directors. The elected vice president or elected vice presidents shall have such other powers and perform such other duties as may be granted or prescribed by the board of directors.

  Vice presidents appointed pursuant to Section 5.2 shall have such powers and duties as may be fixed by the chairman or president, except that such appointed vice presidents may not exercise the powers and duties of the president.

  5.10 SECRETARY. The powers and duties of the secretary are:

  (a) To keep a book of minutes at the principal office of the corporation, or such other place as the board of directors may order, of all meetings of its directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

  (b) To keep the seal of the corporation and affix the same to all instruments which may require it.

  (c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number of and classes of shares, and the number and date of cancellation of every certificate surrendered for cancellation.

  (d) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

  (e) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 8.5 hereof.

  (f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the secretary to make service or publication of any notices, then such notices may be served and/or published by the president or a vice president, or by any person thereunto authorized by either of them or by the board of directors or by the holders of a majority of the outstanding shares of the corporation.

  (g) Generally to do and perform all such duties as pertain to the office of secretary and as may be required by the board of directors.

  5.11 CHIEF FINANCIAL OFFICER. The powers and duties of the chief financial officer are:

  (a)To supervise the corporate-wide treasury functions and financial reporting to external bodies.

  (b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the chief financial officer's discretion, to cause any or all thereof to be deposited for account of the corporation at such depositary as may be designated from time to time by the board of directors.

  (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for monies paid in for the account of the corporation.

  (d) To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the board of directors, taking proper vouchers for such disbursements.

  (e) To render to the president and to the board of directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

  (f) Generally to do and perform all such duties as pertain to the office of chief financial officer and as may be required by the board of directors.

                                  ARTICLE VI

      INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

  6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized in advance by the board of directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the General Corporation Law of Delaware or
(iv) such indemnification is required to be made pursuant to an individual contract. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

  6.2 INDEMNIFICATION OF OTHERS. The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or
(iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

  6.3 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

  6.4 EXPENSES. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise; provided, however, that the corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the board of directors of the corporation.

  Notwithstanding the foregoing, unless otherwise determined pursuant to
Section 6.5, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

  6.5 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of Delaware.

  6.6 SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  6.7 AMENDMENTS. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

                                  ARTICLE VII

                              RECORDS AND REPORTS

  7.1 MAINTENANCE AND INSPECTION OF RECORDS. The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

  Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

  7.2 INSPECTION BY DIRECTORY. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

  7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The president or any other officer of this corporation authorized by the board of directors is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                 ARTICLE VIII

                                GENERAL MATTERS

  8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by law.

  If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

  8.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

  8.3 CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

  8.4 FISCAL YEAR. The fiscal year of this corporation shall begin on the first day of November of each year and end on the last day of October of the following year.

  8.5 STOCK CERTIFICATES. There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares. Every holder of shares of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

  8.6 SPECIAL DESIGNATION ON CERTIFICATES. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

  8.7 LOST CERTIFICATES. The corporation may issue a new share certificate or new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The board of directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

  8.8 CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

  8.9 PROVISIONS ADDITIONAL TO PROVISIONS OF LAW. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

  8.10 PROVISIONS CONTRARY TO PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in Section 8.9 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

  8.11 NOTICES. Any reference in these Bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

                                  ARTICLE IX

                                  AMENDMENTS

  Subject to Section 6.7 hereof, the original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

  Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.

                       CERTIFICATE OF ADOPTION OF BYLAWS

                                      OF

                            HEWLETT-PACKARD COMPANY

                           ADOPTION BY INCORPORATOR

  The undersigned person appointed in the Certificate of Incorporation as the Incorporator of Hewlett-Packard Company hereby adopts the foregoing bylaws, comprising twenty-five (25) pages, as the Bylaws of the corporation.

  Executed this   day of      , 1997

                                          _____________________________________
                                          MARIE OH HUBER
                                          Incorporator

             CERTIFICATE BY SECRETARY OF ADOPTION BY INCORPORATOR

  The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of Hewlett-Packard Company and that the foregoing Bylaws, comprising twenty-five (25) pages, were adopted as the Bylaws of the
corporation on      , 1997, by the person appointed in the Certificate of
Incorporation as the Incorporator of the corporation.

  IN WITNESS WHEREOF, the undersigned has hereunto set his hand this   day of
      1997.

                                          _____________________________________
                                          D. CRAIG NORDLUND
                                          Secretary

                                  APPENDIX D

                   HEWLETT-PACKARD COMPANY VARIABLE PAY PLAN

I. ESTABLISHMENT AND PURPOSE OF PLAN

  The Hewlett-Packard Company Variable Pay Plan ("Plan") was adopted and established effective November 1, 1997. The Plan permits Hewlett-Packard Company ("Company") to designate a portion of the annual cash compensation planned for certain senior executives as variable pay to be paid only in accordance with performance metrics established at the beginning of the Company's fiscal year. The Plan is intended to link pay for such executives to the attainment of performance objectives and to qualify compensation delivered under the Plan as deductible for U.S. federal income tax purposes.

II. ADMINISTRATION

  The Compensation Committee of the Board of Directors (the "Committee") shall supervise and administer the Plan. All questions of interpretation under the Plan shall be determined by the Committee and such determination shall be final and binding upon all persons. The Committee may from time to time authorize designated employees of the Company to act on its behalf in administering the Plan; provided, however that the Committee may not delegate authority to establish targeted total cash compensation under Section IV. A.

III. PARTICIPATION

  The Committee shall determine, in or prior to November of each year, which of the Company's executive officers will participate in the Plan for the fiscal year that begins November 1 ("Fiscal Year"). Only officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934 may be designated to participate in the Plan. Such designated executive officers are referred to herein as "Participants".

IV. COMPENSATION SUBJECT TO THE PLAN; PLAN OPERATION

 A. Targeted Total Cash Compensation

  The Committee shall, in or prior to November of each Fiscal Year, establish and approve targeted total cash compensation ("TTCC") for each Participant in a manner consistent with setting annual salaries for non-participating officers and other senior managers.

 B. Calculation of Variable Amount

  A Participant's variable pay for a Plan Year shall equal the greater of a.)10 percent of TTCC or b.) 100 percent of every dollar of TTCC that exceeds $1 million ("Targeted Variable Amount"). The remainder of the TTCC shall be considered base pay for purposes of this Plan only.

 C. Establishment of Performance Objectives

  The Committee shall establish performance metrics and performance objectives for the Fiscal Year which shall be used to determine whether and to what extent the Targeted Variable Amount is paid. The Targeted Variable Amount shall be adjusted in accordance with a table, or matrix or similar schedule ("Variable Pay Schedule") approved by the Committee at the time that TTCC is established that ties the percentage of Targeted Variable Amount payout to attainment of defined performance objectives. The Variable Pay Schedule shall provide for a maximum payment of two times the Targeted Variable Amount and a minimum payment of zero. The actual amount paid in accordance with the Variable Pay Schedule is referred to herein as Actual Variable Amount.

 D. Determination of Actual Variable Amount to be Delivered.

  The Committee shall, within three months after the end of the Fiscal Year, review actual performance versus the established performance objectives and determine, in accordance with the Variable Pay Schedule, the Actual Variable Amount.

V. PAYMENT OF VARIABLE AMOUNT

  The Actual Variable Amount, if any, for any Fiscal Year will be paid within three months of the close of such Fiscal Year. The Committee shall have the right, following the close of any Fiscal Year, to reduce the Actual Variable Amount paid to any Participant based on individual or Company performance factors that the Committee deems relevant.

VI. IMPACT ON HEWLETT-PACKARD BENEFIT PLANS

  With the exception of the Hewlett-Packard Company Executive Deferred Compensation Plan, it is the intent of the Company that Company benefits payable or accruable to Participants shall be unaffected by any difference between TTCC and actual total cash compensation. Accordingly, benefits payable or accruable under benefit programs, to the extent such benefits are based on earnings or compensation level, shall be based on TTCC.

VII. TERMINATION OF EMPLOYMENT

  Participants who terminate employment or die after the close of a Fiscal Year but before distribution of the Actual Variable Amount shall be paid any amounts that would be payable were the Participant still an employee. Participants who terminate employment for any reason, including retirement, or who die or become totally and permanently disabled during any Fiscal Year shall be eligible to receive, at the same time as payment would be made were the Participant still actively employed, a prorated Actual Variable Amount based on the number of whole months of employment completed during the Fiscal Year. In the event of the death of the participant, the prorated Actual Variable Amount shall be paid to his or her designated beneficiary.

VIII. NO EMPLOYMENT RIGHT

  Neither the Plan nor any action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or any of its subsidiaries will employ Participant for any period of time or in any position.

IX. ASSIGNMENT

  The rights and benefits under this Plan may not be assigned except for the designation of a beneficiary as provided in Section VII.

X. AMENDMENT OF THE PLAN

  The Committee may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided however that the Committee may seek shareholder approval of an amendment if determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange on which the Company's stock is listed or other applicable law or regulation.

XI. NOTICE

  Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

XII. GOVERNING LAW

  This Plan and all determinations made and actions taken pursuant hereto shall be governed by the state of California and construed accordingly.

                                  APPENDIX E

                            HEWLETT-PACKARD COMPANY

                 1998 SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN

  The following constitute the provisions of the 1998 Subsidiary Employee Stock Purchase Plan of Hewlett-Packard Company ("HP").

  1. Purpose. The purpose of the Plan is to provide employees of HP's Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of HP to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

  2. Definitions.

    (a) "Board" shall mean the Board of Directors of HP.

    (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (c) "Committee" shall mean a committee of members of the Board appointed by the Board.

    (d) "Common Stock" shall mean HP Common Stock.

    (e) "Company" shall mean the applicable Designated Subsidiary of HP.

    (f) "Compensation"shall mean all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses and any other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income recognized in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

    (g) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board or the Committee from time to time in its sole discretion as eligible to participate in the Plan.

    (f) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

    (h) "Enrollment Date" shall mean the first day of each Offering Period.

    (i) "Exercise Date" shall mean the last day of each Purchase Period.

    (j) "Fair Market Value" shall mean the mean of the highest and lowest selling prices for the Common Stock as reported on the New York Stock Exchange composite tape on the date of such determination.

    (k) "Offering Periods" shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after February 1 and August 1 of each year and terminating on the last Trading Day in the periods ending twenty-four months later (January 31 and July 31, respectively); provided, however, that the first Offering Period under the Plan shall commence on February 25, 1998 and end on the last Trading Day on or before January 31, 2000. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

    (l) "Plan" shall mean this Employee Stock Purchase Plan.

    (m) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

    (n) "Purchase Period" shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date. Purchase Periods under the Plan will end on the last Trading Day in the period ending on or before July 31 and January 31 each year. The first Purchase Period will end on the last Trading Day in the period ending July 31, 1998.

    (o) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

    (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by HP or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the HP or a Subsidiary.

    (q) "Trading Day" shall mean a day on which the New York Stock Exchange is open for trading.

  3. Eligibility.

    (a) Any Employee who shall be employed by a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

    (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the
  Code) would own capital stock of HP and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of HP or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of HP and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

  4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 1 and August 1 each year, or on such other date as the Board or the Committee shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after February 25, 1998 and end on the last Trading Day on or before January 31, 2000. The Board or the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

  5. Participation.

    (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Appendix E-1 to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

    (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

  6. Payroll Deductions.

    (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that a participant in the initial Offering Period under the Plan (commencing February 25, 1998) may elect to have payroll deductions made in an amount of up to thirty percent (30%) of the Compensation which he or she receives on each pay day occurring during the first twenty-four days of such Offering Period, after which the maximum deferral amount shall revert to fifteen percent (15%) of the Compensation which he or she receives on each payday.

    (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

    (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Company may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

    (d) Notwithstanding the foregoing, to the extent necessary to comply with
  Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

    (e) At the time the option is exercised, in whole or in part, or at the time some or all of the HP's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

  7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of HP Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than one thousand (1,000) shares of HP Common Stock (subject to any adjustment pursuant to Section 19) on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

  8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

  9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant (or his or her brokerage account), of a certificate representing the shares purchased upon exercise of his or her option, or the Company shall establish some other means for such participants to receive ownership of the shares.

  10. Withdrawal.

    (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Appendix E-2 to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

    (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by HP or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

  11. Termination of Employment.

  Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated.

  12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

  13. Stock.

    (a) The maximum number of shares of HP Common Stock which shall be made available for sale under the Plan shall be two million five hundred thousand (2,500,000) shares, subject to adjustment upon changes in capitalization of HP as provided in Section 19 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, HP shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall deter mine to be equitable.

    (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

    (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

  14. Administration. The Plan shall be administered by the Board or the Committee. The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

  15. Designation of Beneficiary.

    (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

    (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

  16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

  17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

  18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

  19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

    (a) Changes in Capitalization. Subject to any required action by the stockholders of HP, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by HP; provided, however, that conversion of any convertible securities of HP shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by HP of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

    (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of HP, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of HP's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

    (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of HP, or the merger of HP with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of HP's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in
  Section 10 hereof.

  20. Amendment or Termination.

    (a) The Board of Directors of HP may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of HP and its stockholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), HP shall obtain stockholder approval in such a manner and to such a degree as required.

    (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or the Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or the Committee) determines in its sole discretion advisable which are consistent with the Plan.

  21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

  22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for HP with respect to such compliance.

  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for HP, such a representation is required by any of the aforementioned applicable provisions of law.

  23. Term of Plan. The Plan shall become effective upon its approval by the stockholders of HP. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

  24. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

                                 APPENDIX E-1

                            HEWLETT-PACKARD COMPANY

                 1998 SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN

                            SUBSCRIPTION AGREEMENT

_____ Original Application                          Enrollment Date:__________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)

1. ________________ hereby elects to participate in the Hewlett-Packard Company 1998 Subsidiary Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of HP's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (from 1 to 15%) during the Offering
   Period in accordance with the Employee Stock Purchase Plan, except that I hereby authorize payroll deductions from each paycheck occurring during the first twenty-four days of the initial Offering Period (commencing February 25, 1998) in the amount of % of my Compensation on each payday (from 1 to 30%). (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan prospectus. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to HP stockholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only): ___________.

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF MY SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the

                                     E-1-1
   shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)
                     ---------------------------------------
                         (First)     (Middle)     (Last)


---------------------------------         -------------------------------------
Relationship


                                          -------------------------------------
                                          (Address)

Employee's Social
Security Number:
                                          -------------------------------------

Employee's Address:
                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
      ---------------------------

                                          -------------------------------------
                                          Signature of Employee



                                          -------------------------------------
                                          Spouse's Signature (If beneficiary
                                          other than spouse)

                                     E-1-2

                                 APPENDIX E-2

                            HEWLETT-PACKARD COMPANY

                 1998 SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN

                             NOTICE OF WITHDRAWAL

  The undersigned participant in the Offering Period of the Hewlett-Packard
Company 1998 Subsidiary Employee Stock Purchase Plan which began on     , 19
(the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                          Name and Address of Participant:

                                          _________________________________

                                          _________________________________

                                          _________________________________

                                          Signature:

                                          _________________________________

                                          Date: ___________________________

                                     E-2-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                          [LOGO TO COME]




    5965-6549EUS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


Management recommends a vote FOR 1-7.

1.  Election of Directors--                                                       Withheld       For All
    T.E. Everhart, J.B. Fery, J.P.G. Gimon, S. Ginn,                      For        All         Except
    R.A. Hackborn, W.B. Hewlett, G.A. Keyworth II,
    D.M. Lawrence, S.P. Orr, D.W. Packard,                                [_]        [_]           [_]
    L.E. Platt, and R.P. Wayman

    ---------------------------------
    (Except nominee(s) written above)

                                                                          For      Against       Abstain
2.  Proposal to ratify Price Waterhouse LLP as                            [_]        [_]           [_]
    Independent Accountants.

3.  Proposal to change state of incorporation to Delaware.                [_]        [_]           [_]

4.  Proposal to increase the authorized number of Common Shares.          [_]        [_]           [_]

5.  Proposal to adopt the Company's Variable Pay Plan.                    [_]        [_]           [_]

6.  Proposal to increase the number of authorized
    Shares under the VeriFone, Inc. Amended and Restated
    Stock Purchase Plan.                                                  [_]        [_]           [_]

7.  Proposal to adopt the Company's 1998
    Subsidiary Employee Stock Purchase Plan.                              [_]        [_]           [_]

Management recommends a vote against 8-10.
8.  Shareholder proposal to adopt confidential voting.                    [_]        [_]           [_]

9.  Shareholder proposal to adopt the CERES principles.                   [_]        [_]           [_]

10. Shareholder proposal to report on contract supplier standards.        [_]        [_]           [_]

                                   Dated: ________________________________, 1998

--------------------------------------------------------------------------------
Signature

--------------------------------------------------------------------------------
Signature

Please sign exactly as your name or names appear on the reverse side. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

CONTROL NUMBER                                  [LOGO OF HEWLETT(R) PACKARD
[____________]                                         APPEARS HERE]
                               VOTE BY TELEPHONE
                         QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed returned you proxy card.

You will be asked to enter a Control Number which is located in the box in the middle of this form.

OPTION #1: To vote as the Board of Directors recommends on ALL proposals:
Press 1

   WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1--THANK YOU FOR VOTING

OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

    Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9

                      To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0, and listen to the instructions

    Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

These instructions are the same for all remaining proposals

   WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1--THANK YOU FOR VOTING.

            If you vote by telephone, DO NOT mail back your proxy.

                             THANK YOU FOR VOTING

                Call ** Toll Free ** On a Touch Tone Telephone

                            1-888-XXX-XXXX--ANYTIME

                    There is NO CHARGE to you for this call

--------------------------------------------------------------------------------

   ADMISSION TICKET to HEWLETT-PACKARD'S 1998 ANNUAL MEETING OF STOCKHODERS




This is your Admission Ticket to gain access to Hewlett-Packard's 1998 Annual Meeting of Stockholders to be held at The Flint Center for the Performing Arts located at 21250 Stevens Creek Boulevard, Cupertino, CA on Tuesday, February 24, 1998, at 5:00 P.M. A map showing directions to the meeting site is shown on the reverse side of this admission ticket. Please present this ticket at one of the registrations stations. Please note that a large number of stockholders may attend the meeting, and seating is on a first come first served basis.

                       THIS TICKET IS NOT TRANSFERABLE

[LOGO OF HEWLETT(R) PACKARD     HEWLETT-PACKARD COMPANY                    PROXY
 APPEARS HERE]


              Annual Meeting of Shareholders -- February 24, 1998

         This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Lewis E. Platt and D. Craig Nordlund and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Hewlett-Packard Company held of record by the undersigned on December 26, 1997, at the annual meeting of shareholders to be held on Tuesday, February 24, 1998, or any adjournment thereof.





              IMPORTANT-This Proxy must be signed and dated on the reverse side.

--------------------------------------------------------------------------------

Dear Shareholder:

     On the reverse side of this card are instructions on how to vote by telephone. Please consider voting by telephone. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient and it also saves the Company money.

     Thank you for your attention to these matters.

--------------------------------------------------------------------------------

              New Location for the Annual Meeting of Stockholders
                Map to The Flint Center for the Performing Arts
                         21250 Stevens Creek Boulevard
                                 Cupertino, CA


                                   [TO COME]